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WaMu Asset-Backed Certificates
WaMu Series 2007-HE2 Trust
Issuing Entity

$1,042,353,000
(+/-5% Approximate)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

LEHMAN BROTHERS

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Revised: April 2, 2007

$1,042,353,000
(+/- 5% Approximate)

WaMu Asset-Backed Certificates
WaMu Series 2007-HE2 Trust

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type

I-A(3)	491,550,000	AAA/Aaa/AAA	April 25, 2037	Floating Rate Senior
II-A1	357,425,000	AAA/Aaa/AAA	April 25, 2037	Floating Rate Senior
II-A2	125,322,000	AAA/ Aaa/AAA	April 25, 2037	Floating Rate Senior
II-A3	199,414,000	AAA/ Aaa/AAA	April 25, 2037	Floating Rate Senior
II-A4	117,955,000	AAA/ Aaa/AAA	April 25, 2037	Floating Rate Senior
M-1	50,997,000	AA+/ Aa1/AA+	April 25, 2037	Floating Rate Subordinate
M-2	44,623,000	AA/Aa2/AA	April 25, 2037	Floating Rate Subordinate
M-3	27,092,000	AA-/Aa3/AA-	April 25, 2037	Floating Rate Subordinate
M-4	23,905,000	A+/A1/A+	April 25, 2037	Floating Rate Subordinate
M-5	23,108,000	A/A2/A	April 25, 2037	Floating Rate Subordinate
M-6	21,514,000	A-/A3/A-	April 25, 2037	Floating Rate Subordinate
M-7	20,718,000	BBB+/Baa1/BBB+	April 25, 2037	Floating Rate Subordinate
M-8(3)	14,343,000	BBB/Baa2/BBB	April 25, 2037	Floating Rate Subordinate
M-9(3)	15,937,000	BBB-/Baa3/BBB-	April 25, 2037	Floating Rate Subordinate
Total	$1,533,903,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II‑A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  WaMu Asset Acceptance Corp.

Sponsor and Servicer:  Washington Mutual Bank.

Issuing Entity:  WaMu Asset-Backed Certificates WaMu Series 2007-HE2 Trust.  The Issuing Entity is also referred to herein as the “Trust.”

Servicing Fee Rate:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Lehman Brothers Inc.

Co-Manager:  Banc of America Securities LLC.

Trustee:  Citibank, N.A.

Delaware Trustee:  Christiana Bank & Trust Company.

Trustee Fee:    Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:  ABN Amro Bank N.V.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Certificates:  The Class A and Class M Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts and an obligation to make payments to the swap account for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1 in excess thereof.

Cut-off Date:  April 1, 2007.

Expected Pricing Date:  Week of April 2, 2007.

Expected Closing Date:  On or about April 10, 2007.

Expected Settlement Date:  On or about April 10, 2007.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in May 2007.

Final Scheduled Distribution Date:  April 2037.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in April 2037.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,593,665,287 of which: (i) approximately $606,476,772 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $987,188,515 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Approximately 4.23% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 4.93% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 3.79% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate and the PMI Insurer fee rate, if applicable.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate and the PMI Insurer fee rate, if applicable.

Primary Mortgage Insurance:  Approximately 10.35% of the Mortgage Loans, approximately 13.94% of the Group I Mortgage Loans and approximately 8.14% of the Group II Mortgage Loans will be covered by a mortgage insurance policy (the “PMI Policy”) issued by Radian Guaranty Inc. (the “PMI Insurer”).  For each of those Mortgage Loans, the PMI Insurer provides insurance coverage, subject to certain carveouts, down to 60% of the value of the related mortgaged property.  The PMI Insurer will be paid a fee each month equal to approximately 1.200% per annum of the insured Mortgage Loans (which equals approximately 0.124% of all Mortgage Loans).

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:  On or after the 121st Distribution Date through the 240th Distribution Date, if on such any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to 0.80% of the aggregate principal balance of the 40-Year Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”).  On and after the 241st Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into the Final Maturity Reserve Fund until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity less the certificate principal balance of the Class C Certificates.  Amounts in the Final Maturity Reserve Fund will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.10% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.10% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 3.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

  (a) the lesser of (x) 3.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 7.50% of the current aggregate stated principal balance of the Mortgage Loans; and

  (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates is reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in May 2010 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 37.90%.

Interest Coverage Account:  On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account an amount which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the related Mortgage Loans arising from the long first accrual period.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) A Primary Mortgage Insurance Policy

The Class A and Class M Certificates will have the benefit of Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 3.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds [42.00]% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date in or after May 2009, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
May 2009 to April 2010	[1.50]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter
May 2010 to April 2011	[3.35]% for the first month, plus an additional 1/12th of [1.90]% for each month thereafter
May 2011 to April 2012	[5.25]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter
May 2012 to April 2013	[6.75]% for the first month, plus an additional 1/12th of [0.85]% for each month thereafter
May 2013 to April 2014	[7.60]% for the first month, plus an additional 1/12th of [0.05]% for each month thereafter
May 2014 and thereafter	[7.65]%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	18.95%	A	37.90%
M-1	15.75%	M-1	31.50%
M-2	12.95%	M-2	25.90%
M-3	11.25%	M-3	22.50%
M-4	9.75%	M-4	19.50%
M-5	8.30%	M-5	16.60%
M-6	6.95%	M-6	13.90%
M-7	5.65%	M-7	11.30%
M-8	4.75%	M-8	9.50%
M-9	3.75%	M-9	7.50%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-9 Certificates, second to the Class M-8 Certificates, third to the Class M-7 Certificates, fourth to the Class M-6 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-4 Certificates, seventh to the Class M-3 Certificates, eighth to the Class M-2 Certificates and ninth to the Class M‑1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 4.760% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xiv) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xiii) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	385,089,087
2	1,253,344,121	32	372,236,954
3	1,243,068,537	33	360,062,889
4	1,230,041,615	34	348,409,140
5	1,214,606,839	35	334,777,980
6	1,196,822,361	36	318,283,400
7	1,191,110,912	37	316,054,868
8	1,183,050,254	38	293,072,557
9	1,172,887,876	39	281,924,113
10	1,160,456,279	40	271,614,947
11	1,144,148,225	41	262,060,457
12	1,121,386,840	42	253,140,756
13	1,092,385,394	43	244,764,716
14	1,061,837,984	44	236,933,740
15	1,032,516,446	45	229,594,729
16	1,004,876,102	46	222,805,535
17	978,878,653	47	216,194,575
18	954,294,699	48	209,757,987
19	930,756,873	49	203,539,820
20	908,297,406	50	197,470,889
21	887,012,627	51	191,575,911
22	866,856,552	52	185,794,923
23	841,467,404	53	180,157,951
24	530,405,115	54	174,663,659
25	498,854,082	55	169,312,436
26	471,895,501	56	164,103,557
27	449,719,440	57	159,032,956
28	430,700,970	58	154,150,784
29	413,909,249	59	149,466,158
30	398,788,047	60	144,987,350

Priority of Distributions:

I.  Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)  To pay the Coupon Strip, if applicable;

iii)  Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)  To the Class M-1 Certificates current interest;

v)  To the Class M-2 Certificates current interest;

vi)  To the Class M-3 Certificates current interest;

vii)  To the Class M-4 Certificates current interest;

viii)  To the Class M-5 Certificates current interest;

ix)  To the Class M-6 Certificates current interest;

x)  To the Class M-7 Certificates current interest;

xi)  To the Class M-8 Certificates current interest;

xii)  To the Class M-9 Certificates current interest; and

xiii)  Any interest distribution amounts remaining undistributed following (i) through (xii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.  Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)  To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)  An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)  An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)  Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)  Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)  To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii)  To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)  To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)  To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)  To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii)  To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii)  To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv)  To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)  To the Class M-9 Certificates until the principal balance thereof is reduced to zero; and

xvi)  Any Principal Distribution amounts remaining undistributed following (i) through (xv) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)  To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)  The Group I Principal Distribution Amount will be distributed as follows:

a.  To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.  To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)  The Group II Principal Distribution Amount will be distributed as follows:

a.  To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.  To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)  The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.  To the Class M-1 Certificates until it reaches a 31.50% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.  To the Class M-2 Certificates until it reaches a 25.90% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.  To the Class M-3 Certificates until it reaches a 22.50% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.  To the Class M-4 Certificates until it reaches a 19.50% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.  To the Class M-5 Certificates until it reaches a 16.60% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.  To the Class M-6 Certificates until it reaches a 13.90% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.  To the Class M-7 Certificates until it reaches a 11.30% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.  To the Class M-8 Certificates until it reaches a 9.50% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.  To the Class M-9 Certificates until it reaches a 7.50% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage); and

j.  Any Principal Distribution Amounts remaining undistributed following (a) through (i) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

Monthly Excess Cashflow:

i)  As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)  Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)  To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)  To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)  To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)  To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)  To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)  To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)  To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)  To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts; and

xi)  To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts.

xii)  Any funds remaining after distributions described in (i) through (xi) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates and then to the Class M-9 Certificates, sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xiii)  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xiv)  Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921
Tim O'Brien	(212) 702-6919
Albert Chang	(212) 702-6934

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416
Jason Laukaitis	(206) 302-4189

Rating Agencies

Moody’s
Debash Chatterjee	(212) 553-1329
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Todd Niemy	(212) 438-2494
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Fitch
Arjen Wink	(212) 908-0350
Alex Kung	(212) 908-0367

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,593,665,287	$9,987	$1,198,268
Average Scheduled Principle Balance	$237,047
Number of Mortgage Loans	6,723

Weighted Average Gross Coupon	8.142%	5.400%	13.350%
Weighted Average FICO Score	635	500	811
Weighted Average Original LTV*	81.29%	8.00%	100.00%
Weighted Average Original LTV with MI**	78.33%	8.00%	100.00%
Weighted Average Combined Original LTV***	86.11%	8.00%	100.00%
Weighted Average DTI	41.66%	0.72%	83.41%

Weighted Average Original Term	364 months	120 months	480 months
Weighted Average Stated Remaining Term	362 months	118 months	479 months
Weighted Average Seasoning	2 months	1 month	10 months

Weighted Average Gross Margin	5.152%	4.990%	7.250%
Weighted Average Minimum Interest Rate	8.116%	5.400%	13.350%
Weighted Average Maximum Interest Rate	14.116%	11.400%	19.350%
Weighted Average Initial Rate Cap	2.199%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	28 months	14 months	59 months

Maturity Date		February 1,2017	March 1,2047

Adj Rate Mortgage	75.10%	Full	62.50%
Fixed Rate Mortgage	24.90%	Limited	5.01%
		Stated	32.49%
ARM—2 Yr/6 Mth	15.45%
ARM—2 Yr/6 Mth 40 Yr	2.24%	Cash-Out Refi	55.75%
ARM—2 Yr/6 Mth IO	7.01%	Purchase	30.22%
ARM—3 Yr/6 Mth	5.96%	Rate/Term Refi	14.03%
ARM—3 Yr/6 Mth 40 Yr	0.76%
ARM—3 Yr/6 Mth IO	1.42%	Condominium	6.86%
ARM—5 Yr/6 Mth	1.67%	Planned Unit Developement	12.92%
ARM—5 Yr/6 Mth 40 Yr	0.38%	Single Family	72.48%
ARM—5 Yr/6 Mth IO	2.67%	Townhouse	0.16%
Balloon—2 Yr/6 Mnth	28.46%	Two to Four Family	7.56%
Balloon—3 Yr/6 Mnth	5.98%
Balloon—30 Year	3.77%	Investor	7.85%
Balloon—5 Yr/6 Mnth	3.09%	Owner-Occupied	90.64%
Fixed—10 Year	0.03%	Second Home	1.51%
Fixed—15 Year	0.35%
Fixed—20 Year	0.23%	First Lien	94.29%
Fixed—30 Year	19.67%	Second Lien	5.71%
Fixed—40 Year	0.85%
		Top 5 Locations:
Not Interest Only	88.89%	California	39.91%
Interest Only	11.11%	Florida	7.49%
		Maryland	5.58%
Prepay Penalty: N/A	19.14%	New York	5.35%
Prepay Penalty: 12 months	9.18%	Texas	5.08%
Prepay Penalty: 24 months	36.07%
Prepay Penalty: 36 months	35.61%
*Original LTV for all first lien loans and combined original LTV for all second lien loans
**Original LTV for all first lien loans and combined original LTV for all second lien loans, in each case adjusted for MI
***Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
0.00—50000.00	513	$18,258,559.89	1.15%	10.674%	93.69%	641	64.26%	15.20%	2.07%
50000.00—100000.00	1,251	$95,028,239.99	5.96%	9.773%	87.24%	641	61.29%	40.31%	9.02%
100000.00—150000.00	1,043	$129,387,883.95	8.12%	9.057%	84.19%	631	66.65%	51.09%	10.02%
150000.00—200000.00	795	$139,311,449.63	8.74%	8.360%	79.69%	623	69.66%	65.69%	8.14%
200000.00—250000.00	618	$139,311,783.20	8.74%	7.949%	79.60%	628	72.23%	76.05%	13.18%
250000.00—300000.00	582	$159,498,464.85	10.01%	7.853%	80.40%	629	65.91%	81.97%	14.39%
300000.00—350000.00	414	$134,124,002.39	8.42%	7.862%	80.68%	631	62.23%	81.13%	11.12%
350000.00—400000.00	332	$124,641,802.60	7.82%	7.779%	80.77%	637	58.35%	81.89%	14.09%
400000.00—450000.00	276	$117,197,285.68	7.35%	7.799%	80.97%	633	57.22%	87.35%	15.49%
450000.00—500000.00	219	$104,286,427.75	6.54%	7.809%	81.40%	647	53.97%	83.61%	12.34%
500000.00—550000.00	192	$100,809,691.47	6.33%	7.661%	81.29%	654	55.73%	78.63%	15.18%
550000.00—600000.00	156	$89,801,205.76	5.63%	7.973%	81.72%	640	50.89%	85.87%	12.85%
600000.00—650000.00	111	$69,692,295.04	4.37%	7.860%	80.50%	635	64.75%	89.09%	0.00%
650000.00—700000.00	75	$51,051,621.91	3.20%	7.815%	80.39%	645	57.26%	81.32%	0.00%
700000.00—750000.00	42	$30,568,645.76	1.92%	7.532%	80.90%	653	64.35%	80.82%	0.00%
750000.00—800000.00	35	$27,297,978.75	1.71%	8.444%	79.65%	642	48.64%	94.35%	0.00%
800000.00—850000.00	17	$14,021,390.46	0.88%	8.205%	74.09%	626	52.92%	76.62%	0.00%
850000.00—900000.00	16	$14,001,861.60	0.88%	8.064%	77.77%	607	87.50%	87.41%	0.00%
900000.00—950000.00	9	$8,400,955.38	0.53%	8.242%	80.42%	646	78.11%	77.44%	0.00%
950000.00—1000000.00	23	$22,629,002.68	1.42%	7.790%	77.01%	624	78.18%	78.58%	0.00%
>= 1000000.00	4	$4,344,738.31	0.27%	7.605%	77.09%	661	100.00%	75.41%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
5.000—5.499	2	$855,200.00	0.05%	5.400%	80.00%	746	100.00%	100.00%	0.00%
5.500—5.999	87	$30,057,685.06	1.89%	5.787%	75.32%	684	94.69%	97.48%	16.69%
6.000—6.499	373	$132,006,698.44	8.28%	6.265%	74.35%	674	90.04%	42.30%	14.38%
6.500—6.999	608	$190,433,403.42	11.95%	6.763%	78.06%	652	80.70%	64.24%	20.01%
7.000—7.499	748	$221,160,877.37	13.88%	7.255%	79.01%	642	69.17%	80.16%	15.94%
7.500—7.999	920	$261,324,249.09	16.40%	7.743%	79.79%	636	62.39%	82.22%	11.65%
8.000—8.499	674	$192,319,827.44	12.07%	8.240%	81.14%	629	53.20%	88.79%	8.58%
8.500—8.999	694	$193,029,832.35	12.11%	8.736%	81.69%	622	49.69%	89.70%	6.17%
9.000—9.499	410	$92,878,758.29	5.83%	9.250%	83.02%	607	46.17%	89.83%	4.87%
9.500—9.999	640	$106,145,750.69	6.66%	9.746%	86.25%	609	52.53%	80.12%	2.45%
10.000—10.499	352	$55,007,420.56	3.45%	10.215%	88.94%	607	62.85%	72.03%	2.28%
10.500—10.999	334	$42,721,619.73	2.68%	10.717%	87.86%	607	44.77%	69.77%	0.51%
11.000—11.499	531	$45,437,638.79	2.85%	11.223%	96.35%	638	40.39%	22.75%	0.14%
11.500—11.999	258	$21,948,879.82	1.38%	11.693%	97.49%	638	33.39%	15.12%	0.00%
12.000—12.499	75	$6,936,186.88	0.44%	12.200%	97.41%	666	25.20%	9.86%	0.00%
12.500—12.999	16	$1,327,474.71	0.08%	12.671%	97.41%	639	11.39%	11.21%	0.00%
13.000—13.499	1	$73,784.41	0.00%	13.350%	90.00%	632	0.00%	100.00%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
500—524	195	$45,127,325.58	2.83%	9.703%	74.18%	514	73.81%	88.94%	0.00%
525—549	280	$70,095,738.12	4.40%	9.244%	77.11%	539	80.37%	89.26%	0.00%
550—574	484	$118,649,922.48	7.45%	8.568%	78.99%	564	79.89%	83.39%	0.00%
575—599	540	$144,632,794.79	9.08%	8.347%	82.67%	587	80.51%	85.36%	10.98%
600—624	1,325	$284,328,642.32	17.84%	8.113%	81.64%	613	70.61%	76.35%	11.61%
625—649	1,341	$309,759,739.05	19.44%	7.947%	81.72%	638	61.04%	71.05%	11.92%
650—674	1,155	$270,388,976.39	16.97%	8.015%	82.37%	661	51.35%	70.90%	11.36%
675—699	660	$164,989,511.86	10.35%	7.940%	82.28%	686	41.40%	74.00%	12.41%
>= 700	743	$185,692,636.46	11.65%	7.645%	81.29%	732	52.84%	65.03%	15.02%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Original Combined LTV (%)*	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien Loans:
Less than 60.01%	368	$77,716,904.66	4.88%	7.37%	49.79%	627	68.25%	54.58%	0.00%
60.01 to 70.00%	451	$121,488,328.67	7.62%	7.52%	66.70%	609	63.45%	68.71%	0.00%
70.01 to 80.00%	2592	$768,202,186.47	48.20%	7.79%	78.95%	642	58.40%	82.67%	0.00%
80.01 to 85.00%
With MI:	154	$41,035,897.89	2.57%	7.18%	84.35%	653	71.73%	58.31%	100.00%
Without MI:	288	$82,899,318.85	5.20%	8.76%	84.69%	598	57.80%	85.79%	0.00%
85.01 to 90.00%
With MI:	476	$113,811,192.39	7.14%	7.48%	89.60%	651	83.91%	61.43%	100.00%
Without MI:	877	$214,261,460.85	13.44%	8.80%	89.70%	623	59.56%	92.62%	0.00%
90.01 to 95.00%
With MI:	39	$10,056,370.15	0.63%	7.40%	94.37%	696	88.54%	58.14%	100.00%
Without MI:	198	$55,637,070.98	3.49%	8.95%	94.64%	616	81.02%	91.14%	0.00%
95.01 to 100.00%
With MI:	0	$-	0.00%	0.00%	0.00%	0	0.00%	0.00%	0.00%
Without MI:	78	$17,486,207.42	1.10%	9.52%	99.86%	623	91.30%	91.10%	0.00%
Subtotal (First Lien):	5521	$1,502,594,938.33	94.29%	7.97%	80.18%	634	63.17%	79.65%	10.97%

Second Lien Loans:
80.01 to 85.00%	1	$45,332.57	0.00%	11.15%	40.00%	601	0.00%	0.00%	0.00%
85.01 to 90.00%	11	$988,220.94	0.06%	10.75%	89.58%	671	63.48%	0.00%	0.00%
90.01 to 95.00%	51	$3,541,599.47	0.22%	11.17%	94.63%	645	76.52%	0.00%	0.00%
95.01 to 100.00%	1139	$86,495,195.74	5.43%	11.05%	99.96%	663	50.33%	0.00%	0.00%
Subtotal (Second Lien):	1202	$91,070,348.72	5.71%	11.05%	99.61%	662	51.47%	0.00%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Original Effective Combined LTV (%)**	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien Loans:
Less than 60.01%	1037	$242,620,365.09	15.22%	7.39%	76.16%	646	77.02%	58.57%	67.97%
60.01 to 70.00%	451	$121,488,328.67	7.62%	7.52%	66.70%	609	63.45%	68.71%	0.00%
70.01 to 80.00%	2592	$768,202,186.47	48.20%	7.79%	78.95%	642	58.40%	82.67%	0.00%
80.01 to 85.00%	288	$82,899,318.85	5.20%	8.76%	84.69%	598	57.80%	85.79%	0.00%
85.01 to 90.00%	877	$214,261,460.85	13.44%	8.80%	89.70%	623	59.56%	92.62%	0.00%
90.01 to 95.00%	198	$55,637,070.98	3.49%	8.95%	94.63%	616	81.02%	91.14%	0.00%
95.01 to 100.00%	78	$17,486,207.42	1.10%	9.52%	99.86%	623	91.30%	91%	0.00%
Subtotal (First Lien):	5521	$1,502,594,938.33	94.29%	7.97%	80.18%	634	63.17%	79.65%	10.97%

Second Lien Loans:
80.01 to 85.00%	1	$45,332.57	0.00%	11.15%	40.00%	601	0.00%	0.00%	0.00%
85.01 to 90.00%	11	$988,220.94	0.06%	10.75%	89.58%	671	63.48%	0.00%	0.00%
90.01 to 95.00%	51	$3,541,599.47	0.22%	11.17%	94.63%	645	76.52%	0.00%	0.00%
95.01 to 100.00%	1139	$86,495,195.74	5.43%	11.05%	99.96%	663	50.33%	0.00%	0.00%
Subtotal (Second Lien):	1202	$91,070,348.72	5.71%	11.05%	99.61%	662	51.47%	0.00%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

**Original LTV for all first lien loans and combined original LTV for all second lien loans, in each case adjusted for MI

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
120	1	$460,387.21	0.03%	6.950%	85.00%	752	0.00%	0.00%	100.00%
180	43	$5,628,689.85	0.35%	7.743%	73.07%	642	93.28%	0.00%	4.28%
240	24	$3,587,095.04	0.23%	7.615%	65.48%	641	60.76%	0.00%	10.73%
360	6,418	$1,516,648,347.95	95.17%	8.150%	81.36%	635	62.59%	75.37%	10.28%
480	237	$67,340,767.00	4.23%	8.019%	81.33%	641	58.38%	79.88%	11.80%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
61—120	1	$460,387.21	0.03%	6.950%	85.00%	752	0.00%	0.00%	100.00%
121—180	43	$5,628,689.85	0.35%	7.743%	73.07%	642	93.28%	0.00%	4.28%
181—240	24	$3,587,095.04	0.23%	7.615%	65.48%	641	60.76%	0.00%	10.73%
301—360	6,418	$1,516,648,347.95	95.17%	8.150%	81.36%	635	62.59%	75.37%	10.28%
>= 361	237	$67,340,767.00	4.23%	8.019%	81.33%	641	58.38%	79.88%	11.80%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
0.01—20.00	339	$73,159,331.42	4.59%	8.329%	81.58%	647	75.65%	71.81%	11.07%
20.01—25.00	273	$56,181,550.24	3.53%	8.365%	80.57%	644	62.23%	74.31%	7.60%
25.01—30.00	406	$79,797,805.84	5.01%	8.286%	79.13%	629	60.80%	75.37%	11.82%
30.01—35.00	615	$126,814,596.46	7.96%	8.182%	80.04%	638	63.39%	70.69%	12.11%
35.01—40.00	888	$201,546,865.88	12.65%	8.098%	80.27%	638	58.16%	76.76%	11.34%
40.01—45.00	1,413	$327,150,418.28	20.53%	8.175%	81.77%	641	55.08%	76.46%	9.59%
45.01—50.00	1,893	$455,975,201.17	28.61%	8.189%	82.83%	641	61.01%	73.49%	9.44%
50.01—55.00	828	$249,804,033.14	15.67%	7.892%	80.17%	613	73.70%	76.86%	11.23%
55.01—60.00	66	$21,688,274.23	1.36%	8.003%	80.62%	604	71.77%	91.49%	11.29%
>= 60.01	2	$1,547,210.39	0.10%	7.405%	78.89%	585	100.00%	64.50%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
ARM—2 Yr/6 Mth	1,204	$246,295,530.76	15.45%	8.834%	80.58%	606	56.84%	100.00%	6.30%
ARM—2 Yr/6 Mth 40 Yr	123	$35,680,443.53	2.24%	8.403%	82.11%	636	46.42%	100.00%	7.28%
ARM—2 Yr/6 Mth IO	293	$111,780,916.54	7.01%	7.541%	80.82%	662	62.04%	100.00%	0.00%
ARM—3 Yr/6 Mth	444	$95,011,137.65	5.96%	8.458%	78.97%	615	60.56%	100.00%	9.28%
ARM—3 Yr/6 Mth 40 Yr	44	$12,103,620.46	0.76%	8.326%	84.86%	630	61.08%	100.00%	17.03%
ARM—3 Yr/6 Mth IO	62	$22,656,603.54	1.42%	7.093%	79.16%	656	79.86%	100.00%	0.00%
ARM—5 Yr/6 Mth	116	$26,685,953.92	1.67%	7.659%	77.79%	639	75.06%	100.00%	11.13%
ARM—5 Yr/6 Mth 40 Yr	22	$6,004,560.41	0.38%	7.377%	78.78%	649	71.05%	100.00%	10.81%
ARM—5 Yr/6 Mth IO	106	$42,556,336.56	2.67%	6.980%	78.67%	679	78.04%	100.00%	18.02%
Balloon—2 Yr/6 Mnth	1,302	$453,598,987.42	28.46%	8.106%	82.01%	628	53.44%	100.00%	7.09%
Balloon—3 Yr/6 Mnth	291	$95,227,153.73	5.98%	7.893%	82.56%	642	59.72%	100.00%	18.55%
Balloon—30 Year	215	$60,067,285.08	3.77%	7.336%	80.20%	647	84.98%	0.00%	30.16%
Balloon—5 Yr/6 Mnth	145	$49,227,590.83	3.09%	7.213%	79.85%	647	72.55%	100.00%	19.43%
Fixed—10 Year	1	$460,387.21	0.03%	6.950%	85.00%	752	0.00%	0.00%	100.00%
Fixed—15 Year	43	$5,628,689.85	0.35%	7.743%	73.07%	642	93.28%	0.00%	4.28%
Fixed—20 Year	24	$3,587,095.04	0.23%	7.615%	65.48%	641	60.76%	0.00%	10.73%
Fixed—30 Year	2,240	$313,540,851.92	19.67%	8.459%	82.85%	650	71.77%	0.00%	13.83%
Fixed—40 Year	48	$13,552,142.60	0.85%	7.017%	77.25%	661	81.84%	0.00%	19.47%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Interest Ony	461	$176,993,856.64	11.11%	7.349%	80.09%	666	68.17%	100.00%	4.33%
Not Interest Only	6,262	$1,416,671,430.41	88.89%	8.241%	81.44%	631	61.79%	71.99%	11.10%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
N/A	6,262	$1,416,671,430.41	88.89%	8.241%	81.44%	631	61.79%	71.99%	11.10%
24	293	$111,780,916.54	7.01%	7.541%	80.82%	662	62.04%	100.00%	0.00%
36	62	$22,656,603.54	1.42%	7.093%	79.16%	656	79.86%	100.00%	0.00%
60	106	$42,556,336.56	2.67%	6.980%	78.67%	679	78.04%	100.00%	18.02%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
N/A	1,499	$305,008,256.96	19.14%	8.900%	82.25%	631	53.88%	76.95%	6.71%
12	479	$146,317,630.61	9.18%	8.329%	81.09%	640	62.09%	88.52%	9.49%
24	2,400	$574,778,957.62	36.07%	8.315%	82.38%	628	58.83%	91.32%	6.49%
36	2,345	$567,560,441.86	35.61%	7.510%	79.73%	644	70.95%	54.22%	16.43%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien	5,521	$1,502,594,938.33	94.29%	7.965%	80.18%	634	63.17%	79.65%	10.97%
Second Lien	1,202	$91,070,348.72	5.71%	11.051%	99.61%	662	51.47%	0.00%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Full	4,303	$996,010,883.93	62.50%	7.845%	81.36%	626	100.00%	70.42%	13.44%
Limited	353	$79,846,187.02	5.01%	8.228%	83.11%	631	0.00%	81.04%	5.61%
Stated	2,067	$517,808,216.10	32.49%	8.698%	80.88%	654	0.00%	83.18%	5.14%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Cash-Out Refi	3,228	$888,511,369.03	55.75%	7.915%	79.00%	621	66.50%	73.95%	13.30%
Purchase	2,543	$481,628,988.92	30.22%	8.619%	84.85%	658	49.03%	80.55%	4.14%
Rate/Term Refi	952	$223,524,929.10	14.03%	8.015%	82.73%	640	75.60%	67.92%	11.97%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Condominium	508	$109,391,777.21	6.86%	8.210%	82.45%	649	53.79%	79.21%	9.94%
Planned Unit Developement	806	$205,979,301.56	12.92%	8.144%	82.22%	634	67.57%	76.97%	11.16%
Single Family	4,951	$1,155,134,362.60	72.48%	8.130%	81.28%	633	63.60%	74.14%	10.39%
Townhouse	21	$2,616,187.21	0.16%	8.667%	80.61%	630	53.96%	77.09%	15.33%
Two to Four Family	437	$120,543,658.47	7.56%	8.173%	78.76%	650	51.34%	77.35%	8.80%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Investor	750	$125,139,174.16	7.85%	9.261%	83.82%	667	39.41%	88.78%	9.09%
Owner-Occupied	5,889	$1,444,527,921.60	90.64%	8.042%	81.06%	632	64.78%	73.67%	10.31%
Second Home	84	$23,998,191.29	1.51%	8.307%	82.11%	638	45.85%	89.96%	19.15%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Adj Rate Mortgage	4,152	$1,196,828,835.35	75.10%	8.116%	81.07%	631	58.61%	100.00%	8.33%
Fixed Rate Mortgage	2,571	$396,836,451.70	24.90%	8.220%	81.97%	649	74.24%	0.00%	16.43%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
<= 4.999	3,453	$1,006,601,879.78	84.11%	8.007%	81.59%	639	56.47%	100.00%	9.54%
5.000—5.999	516	$145,997,524.02	12.20%	8.577%	79.86%	593	68.08%	100.00%	2.52%
6.000—6.999	172	$41,183,584.19	3.44%	9.006%	73.11%	557	75.62%	100.00%	0.00%
>= 7.000	11	$3,045,847.36	0.25%	9.800%	75.31%	553	80.31%	100.00%	0.00%
Total	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
5.000—5.499	2	$855,200.00	0.07%	5.400%	80.00%	746	100.00%	100.00%	0.00%
5.500—5.999	85	$29,300,123.94	2.45%	5.791%	75.99%	683	94.55%	100.00%	17.12%
6.000—6.499	155	$55,841,297.53	4.67%	6.301%	76.79%	658	85.75%	100.00%	17.23%
6.500—6.999	362	$122,334,136.05	10.22%	6.760%	79.40%	650	80.39%	100.00%	15.56%
7.000—7.499	552	$177,279,719.38	14.81%	7.261%	79.69%	643	67.61%	100.00%	12.68%
7.500—7.999	704	$214,857,465.63	17.95%	7.743%	79.89%	637	57.65%	100.00%	8.19%
8.000—8.499	550	$170,754,241.05	14.27%	8.243%	81.43%	630	51.22%	100.00%	6.75%
8.500—8.999	568	$173,139,851.34	14.47%	8.739%	81.73%	624	47.12%	100.00%	5.16%
9.000—9.499	342	$83,433,515.62	6.97%	9.249%	82.97%	606	43.72%	100.00%	3.49%
9.500—9.999	361	$85,042,043.19	7.11%	9.729%	84.91%	601	47.17%	100.00%	2.45%
10.000—10.499	180	$39,621,338.21	3.31%	10.213%	86.96%	595	55.92%	100.00%	0.93%
10.500—10.999	179	$29,808,575.98	2.49%	10.705%	84.72%	591	36.79%	100.00%	0.41%
11.000—11.499	67	$10,334,922.97	0.86%	11.173%	86.87%	587	23.62%	100.00%	0.00%
11.500—11.999	30	$3,319,742.31	0.28%	11.721%	87.71%	583	46.76%	100.00%	0.00%
12.000—12.499	11	$684,057.28	0.06%	12.183%	85.03%	624	23.61%	100.00%	0.00%
12.500—12.999	3	$148,820.46	0.01%	12.603%	83.90%	599	0.00%	100.00%	0.00%
13.000—13.499	1	$73,784.41	0.01%	13.350%	90.00%	632	0.00%	100.00%	0.00%
Total	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
11.000—11.499	2	$855,200.00	0.07%	5.400%	80.00%	746	100.00%	100.00%	0.00%
11.500—11.999	85	$29,300,123.94	2.45%	5.791%	75.99%	683	94.55%	100.00%	17.12%
12.000—12.499	155	$55,841,297.53	4.67%	6.301%	76.79%	658	85.75%	100.00%	17.23%
12.500—12.999	362	$122,334,136.05	10.22%	6.760%	79.40%	650	80.39%	100.00%	15.56%
13.000—13.499	552	$177,279,719.38	14.81%	7.261%	79.69%	643	67.61%	100.00%	12.68%
13.500—13.999	704	$214,857,465.63	17.95%	7.743%	79.89%	637	57.65%	100.00%	8.19%
14.000—14.499	550	$170,754,241.05	14.27%	8.243%	81.43%	630	51.22%	100.00%	6.75%
14.500—14.999	568	$173,139,851.34	14.47%	8.739%	81.73%	624	47.12%	100.00%	5.16%
15.000—15.499	342	$83,433,515.62	6.97%	9.249%	82.97%	606	43.72%	100.00%	3.49%
15.500—15.999	361	$85,042,043.19	7.11%	9.729%	84.91%	601	47.17%	100.00%	2.45%
16.000—16.499	180	$39,621,338.21	3.31%	10.213%	86.96%	595	55.92%	100.00%	0.93%
16.500—16.999	179	$29,808,575.98	2.49%	10.705%	84.72%	591	36.79%	100.00%	0.41%
17.000—17.499	67	$10,334,922.97	0.86%	11.173%	86.87%	587	23.62%	100.00%	0.00%
17.500—17.999	30	$3,319,742.31	0.28%	11.721%	87.71%	583	46.76%	100.00%	0.00%
18.000—18.499	11	$684,057.28	0.06%	12.183%	85.03%	624	23.61%	100.00%	0.00%
18.500—18.999	3	$148,820.46	0.01%	12.603%	83.90%	599	0.00%	100.00%	0.00%
19.000—19.499	1	$73,784.41	0.01%	13.350%	90.00%	632	0.00%	100.00%	0.00%
Total	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
1.000	293	$111,780,916.54	9.34%	7.541%	80.82%	662	62.04%	100.00%	0.00%
2.000	2,629	$735,574,961.71	61.46%	8.364%	81.54%	621	54.24%	100.00%	6.84%
3.000	1,230	$349,472,957.10	29.20%	7.776%	80.16%	640	66.71%	100.00%	14.14%
Total	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
1.000	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%
Total	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
6/1/2008	1	$36,909.32	0.00%	10.900%	65.00%	506	0.00%	100.00%	0.00%
7/1/2008	1	$339,392.51	0.03%	9.350%	85.00%	594	0.00%	100.00%	0.00%
8/1/2008	1	$119,419.51	0.01%	10.750%	85.00%	535	100.00%	100.00%	0.00%
9/1/2008	3	$1,447,629.24	0.12%	8.774%	80.00%	630	45.79%	100.00%	0.00%
10/1/2008	20	$4,970,312.32	0.42%	8.430%	81.79%	621	76.30%	100.00%	0.00%
11/1/2008	33	$10,436,010.18	0.87%	8.182%	80.63%	644	68.24%	100.00%	1.07%
12/1/2008	67	$15,257,361.86	1.27%	8.365%	83.54%	640	47.78%	100.00%	10.45%
1/1/2009	1,123	$355,302,225.62	29.69%	8.174%	81.83%	630	52.24%	100.00%	5.32%
2/1/2009	1,497	$411,562,336.34	34.39%	8.284%	81.03%	623	56.80%	100.00%	6.48%
3/1/2009	176	$47,884,281.35	4.00%	8.545%	81.58%	622	62.43%	100.00%	6.29%
9/1/2009	1	$93,298.63	0.01%	7.825%	100.00%	615	100.00%	100.00%	0.00%
10/1/2009	4	$1,034,877.63	0.09%	7.995%	80.81%	626	57.55%	100.00%	0.00%
11/1/2009	12	$3,134,170.20	0.26%	8.339%	80.96%	617	76.42%	100.00%	24.91%
12/1/2009	12	$3,114,338.90	0.26%	8.475%	88.09%	654	63.48%	100.00%	43.30%
1/1/2010	332	$95,274,303.15	7.96%	7.981%	81.59%	632	66.04%	100.00%	10.76%
2/1/2010	431	$110,089,387.05	9.20%	8.121%	80.10%	632	58.36%	100.00%	13.60%
3/1/2010	49	$12,258,139.82	1.02%	8.222%	79.40%	623	62.53%	100.00%	9.72%
8/1/2011	3	$1,419,122.30	0.12%	9.284%	80.38%	656	23.96%	100.00%	0.00%
9/1/2011	2	$463,261.72	0.04%	7.179%	76.40%	678	100.00%	100.00%	0.00%
10/1/2011	2	$475,234.65	0.04%	8.896%	81.56%	637	0.00%	100.00%	0.00%
11/1/2011	8	$2,162,459.99	0.18%	7.758%	75.62%	673	51.42%	100.00%	0.00%
12/1/2011	9	$3,821,630.69	0.32%	7.277%	80.96%	652	85.08%	100.00%	0.00%
1/1/2012	149	$48,343,218.66	4.04%	7.199%	78.94%	658	79.53%	100.00%	16.22%
2/1/2012	202	$63,447,289.75	5.30%	7.213%	79.31%	655	72.37%	100.00%	19.46%
3/1/2012	14	$4,342,223.96	0.36%	6.880%	73.26%	648	85.04%	100.00%	15.37%
Total	4,152	$1,196,828,835.35	100.00%	8.116%	81.07%	631	58.61%	100.00%	8.33%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Alabama	51	$8,692,701.49	0.55%	8.521%	84.23%	622	87.81%	68.69%	11.13%
Alaska	31	$7,362,898.84	0.46%	7.551%	79.95%	631	78.24%	58.03%	17.31%
Arizona	113	$25,231,937.84	1.58%	8.308%	79.28%	621	69.43%	75.79%	8.70%
Arkansas	10	$1,631,813.38	0.10%	8.445%	80.34%	610	100.00%	43.28%	0.00%
California	2,026	$635,963,510.09	39.91%	8.015%	81.02%	645	53.48%	81.09%	4.64%
Colorado	97	$23,144,994.09	1.45%	8.228%	82.66%	627	67.84%	75.81%	12.55%
Connecticut	66	$15,993,389.83	1.00%	8.195%	82.00%	627	75.75%	72.33%	8.12%
Delaware	9	$2,151,447.85	0.13%	8.345%	84.60%	585	90.56%	74.42%	11.91%
District of Columbia	52	$16,168,883.97	1.01%	7.847%	80.54%	639	63.94%	62.12%	15.10%
Florida	572	$119,411,907.77	7.49%	8.369%	81.02%	629	55.29%	73.93%	7.60%
Georgia	120	$25,185,380.53	1.58%	8.496%	85.58%	621	69.84%	75.24%	18.22%
Hawaii	32	$11,894,651.79	0.75%	7.433%	76.08%	651	81.22%	54.41%	15.17%
Idaho	38	$7,121,684.26	0.45%	8.339%	83.55%	608	85.98%	78.11%	22.63%
Illinois	240	$48,275,712.71	3.03%	8.515%	82.54%	638	65.08%	78.00%	16.45%
Indiana	86	$7,565,302.41	0.47%	9.827%	88.13%	645	51.71%	70.79%	24.95%
Iowa	22	$2,297,403.95	0.14%	7.928%	83.31%	618	89.89%	72.91%	27.83%
Kansas	10	$751,055.73	0.05%	9.247%	87.37%	611	100.00%	93.30%	9.16%
Kentucky	22	$4,443,092.31	0.28%	7.899%	83.26%	631	89.15%	89.84%	27.41%
Louisiana	23	$3,655,058.12	0.23%	8.696%	81.98%	607	86.18%	47.35%	19.72%
Maine	36	$6,667,445.31	0.42%	7.790%	82.61%	604	78.31%	55.17%	28.47%
Maryland	356	$88,909,283.18	5.58%	7.587%	81.83%	634	71.77%	72.39%	23.71%
Massachusetts	95	$27,411,587.54	1.72%	8.627%	77.45%	612	62.78%	81.71%	3.12%
Michigan	171	$21,042,071.85	1.32%	9.225%	84.54%	630	62.85%	78.30%	12.99%
Minnesota	54	$9,844,523.44	0.62%	8.626%	84.65%	636	62.14%	78.67%	10.78%
Missouri	100	$9,763,627.89	0.61%	9.034%	85.64%	623	74.20%	70.17%	21.05%
Montana	11	$1,677,702.50	0.11%	8.634%	80.61%	610	49.24%	82.06%	0.00%
Nebraska	35	$4,255,899.83	0.27%	8.784%	87.34%	612	79.62%	70.74%	22.89%
Nevada	30	$9,258,203.65	0.58%	7.781%	80.67%	629	83.26%	74.47%	5.50%
New Hampshire	10	$2,251,511.14	0.14%	7.595%	83.67%	631	78.01%	49.63%	20.97%
New Jersey	229	$62,063,978.72	3.89%	8.581%	81.18%	626	58.41%	82.29%	9.30%
New Mexico	26	$3,319,785.92	0.21%	8.621%	82.80%	642	62.77%	68.96%	13.61%
New York	257	$85,306,179.25	5.35%	7.377%	78.45%	640	73.43%	50.40%	23.66%
North Carolina	61	$11,072,660.34	0.69%	8.610%	85.38%	615	82.52%	78.55%	26.66%
Ohio	55	$7,572,183.80	0.48%	8.360%	84.95%	625	90.41%	56.52%	21.07%
Oklahoma	17	$1,510,079.50	0.09%	9.292%	87.48%	626	66.76%	47.03%	18.88%
Oregon	151	$33,106,303.41	2.08%	8.003%	82.81%	637	74.43%	79.17%	17.47%
Pennsylvania	160	$23,095,074.78	1.45%	8.520%	81.26%	617	68.97%	64.78%	21.01%
Rhode Island	13	$4,331,176.16	0.27%	8.012%	81.43%	618	70.29%	57.30%	12.81%
South Carolina	10	$1,401,343.49	0.09%	9.043%	85.48%	606	69.26%	64.15%	34.12%
South Dakota	1	$137,439.97	0.01%	10.300%	100.00%	584	100.00%	100.00%	0.00%
Tennessee	69	$8,101,230.25	0.51%	8.959%	86.66%	624	59.94%	64.46%	10.82%
Texas	600	$80,972,030.44	5.08%	8.630%	80.91%	632	63.97%	55.31%	3.59%
Utah	21	$4,234,793.48	0.27%	8.670%	82.17%	602	62.33%	75.06%	11.43%
Vermont	10	$3,264,830.71	0.20%	7.497%	79.08%	658	66.79%	77.62%	0.00%
Virginia	104	$27,576,180.88	1.73%	8.230%	81.08%	625	62.79%	82.13%	7.62%
Washington	331	$77,010,628.86	4.83%	8.061%	81.10%	622	78.93%	82.45%	14.09%
West Virginia	7	$786,257.14	0.05%	7.738%	77.43%	636	72.56%	27.44%	28.80%
Wisconsin	81	$10,436,918.19	0.65%	8.222%	82.22%	610	85.28%	85.52%	24.31%
Wyoming	2	$341,528.47	0.02%	7.923%	79.49%	597	100.00%	73.10%	0.00%
Total	6,723	$1,593,665,287.05	100.00%	8.142%	81.29%	635	62.50%	75.10%	10.35%

                                         Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$606,476,772	$9,987	$698,567
Average Scheduled Principle Balance	$191,620
Number of Mortgage Loans	3,165

Weighted Average Gross Coupon	8.022%	5.500%	12.800%
Weighted Average FICO Score	618	500	811
Weighted Average Original LTV*	79.59%	8.00%	100.00%
Weighted Average Original LTV with MI**	75.62%	8.00%	100.00%
Weighted Average Combined Original LTV***	81.82%	8.00%	100.00%
Weighted Average DTI	42.98%	20.04%	58.82%

Weighted Average Original Term	365 months	180 months	480 months
Weighted Average Stated Remaining Term	362 months	176 months	479 months
Weighted Average Seasoning	2 months	1 month	10 months

Weighted Average Gross Margin	5.239%	4.990%	7.250%
Weighted Average Minimum Interest Rate	8.108%	5.500%	12.600%
Weighted Average Maximum Interest Rate	14.108%	11.500%	18.600%
Weighted Average Initial Rate Cap	2.310%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	28 months	14 months	59 months

Maturity Date		December 1,2021	March 1,2047

Adj Rate Mortgage	75.86%	Full	70.45%
Fixed Rate Mortgage	24.14%	Limited	3.82%
		Stated	25.73%
ARM—2 Yr/6 Mth	20.00%
ARM—2 Yr/6 Mth 40 Yr	2.25%	Cash-Out Refi	74.96%
ARM—2 Yr/6 Mth IO	1.79%	Purchase	7.74%
ARM—3 Yr/6 Mth	8.68%	Rate/Term Refi	17.30%
ARM—3 Yr/6 Mth 40 Yr	1.13%
ARM—3 Yr/6 Mth IO	0.43%	Condominium	6.27%
ARM—5 Yr/6 Mth	2.52%	Planned Unit Developement	11.00%
ARM—5 Yr/6 Mth 40 Yr	0.47%	Single Family	74.26%
ARM—5 Yr/6 Mth IO	1.61%	Townhouse	0.29%
Balloon—2 Yr/6 Mnth	26.53%	Two to Four Family	8.18%
Balloon—3 Yr/6 Mnth	6.53%
Balloon—30 Year	4.23%	Investor	6.60%
Balloon—5 Yr/6 Mnth	3.91%	Owner-Occupied	92.05%
Fixed—15 Year	0.53%	Second Home	1.34%
Fixed—20 Year	0.34%
Fixed—30 Year	17.96%	First Lien	98.12%
Fixed—40 Year	1.07%	Second Lien	1.88%

Not Interest Only	96.16%	Top 5 Locations:
Interest Only	3.84%	California	25.55%
		Maryland	8.58%
Prepay Penalty: N/A	18.97%	Florida	8.12%
Prepay Penalty: 12 months	6.98%	Washington	6.91%
Prepay Penalty: 24 months	34.86%	New York	5.28%
Prepay Penalty: 36 months	39.19%

*Original LTV for all first lien loans and combined original LTV for all second lien loans
**Original LTV for all first lien loans and combined original LTV for all second lien loans, in each case adjusted for MI
***Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
0.00—50000.00	280	$9,442,677.18	1.56%	10.595%	92.39%	632	72.71%	16.82%	1.01%
50000.00—100000.00	487	$38,360,837.49	6.33%	8.953%	79.95%	620	75.25%	56.47%	8.95%
100000.00—150000.00	537	$67,426,419.48	11.12%	8.246%	78.38%	610	79.78%	69.45%	12.65%
150000.00—200000.00	507	$89,099,068.16	14.69%	8.093%	77.16%	611	74.93%	74.61%	9.19%
200000.00—250000.00	420	$94,605,047.93	15.60%	7.889%	79.11%	619	77.47%	75.52%	16.26%
250000.00—300000.00	368	$100,888,300.57	16.64%	7.886%	79.64%	616	70.47%	82.89%	13.81%
300000.00—350000.00	256	$82,942,075.30	13.68%	7.804%	80.31%	619	63.91%	78.84%	15.30%
350000.00—400000.00	209	$78,397,951.15	12.93%	7.745%	80.81%	625	62.05%	82.30%	16.68%
400000.00—450000.00	68	$27,962,634.98	4.61%	7.845%	81.68%	613	57.22%	88.28%	20.50%
450000.00—500000.00	15	$7,103,035.07	1.17%	7.300%	79.35%	667	53.13%	80.44%	26.35%
500000.00—550000.00	8	$4,190,820.87	0.69%	6.911%	76.74%	689	37.19%	49.96%	37.60%
550000.00—600000.00	7	$4,099,155.36	0.68%	7.703%	79.66%	670	57.78%	100.00%	0.00%
600000.00—650000.00	2	$1,260,181.21	0.21%	8.549%	82.53%	554	100.00%	100.00%	0.00%
650000.00—700000.00	1	$698,567.11	0.12%	7.950%	80.00%	622	0.00%	100.00%	0.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
5.500—5.999	48	$12,376,230.30	2.04%	5.770%	73.93%	668	92.84%	99.40%	15.13%
6.000—6.499	185	$47,793,186.12	7.88%	6.272%	71.35%	667	90.00%	46.90%	21.29%
6.500—6.999	345	$81,456,801.59	13.43%	6.750%	75.88%	641	82.01%	60.22%	24.97%
7.000—7.499	410	$91,555,415.03	15.10%	7.250%	79.20%	636	73.52%	74.69%	24.21%
7.500—7.999	465	$98,049,585.23	16.17%	7.734%	79.33%	621	71.99%	81.79%	16.52%
8.000—8.499	351	$72,128,036.15	11.89%	8.232%	80.51%	610	64.40%	85.60%	10.33%
8.500—8.999	364	$72,301,631.92	11.92%	8.736%	81.10%	599	63.52%	85.61%	6.91%
9.000—9.499	236	$41,767,226.06	6.89%	9.249%	82.90%	584	56.67%	89.55%	1.45%
9.500—9.999	293	$44,253,021.75	7.30%	9.747%	83.92%	578	58.71%	84.26%	0.85%
10.000—10.499	131	$17,184,653.37	2.83%	10.201%	85.02%	578	67.20%	70.88%	2.02%
10.500—10.999	138	$16,780,280.76	2.77%	10.705%	84.60%	570	55.89%	76.68%	0.00%
11.000—11.499	128	$6,752,536.85	1.11%	11.237%	94.61%	627	47.97%	35.64%	0.00%
11.500—11.999	57	$3,321,216.87	0.55%	11.697%	92.04%	599	52.75%	43.54%	0.00%
12.000—12.499	12	$659,567.63	0.11%	12.208%	85.81%	607	20.44%	70.30%	0.00%
12.500—12.999	2	$97,382.23	0.02%	12.707%	75.34%	542	0.00%	46.63%	0.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
500—524	157	$28,456,953.45	4.69%	9.573%	73.86%	513	78.96%	84.80%	0.00%
525—549	212	$41,884,992.44	6.91%	9.204%	77.12%	538	81.09%	88.16%	0.00%
550—574	351	$70,339,710.65	11.60%	8.428%	77.50%	563	82.84%	85.45%	0.00%
575—599	370	$78,838,993.11	13.00%	8.198%	81.77%	587	82.96%	82.99%	9.90%
600—624	653	$113,256,700.02	18.67%	7.935%	80.30%	612	71.82%	75.21%	15.58%
625—649	574	$107,651,173.84	17.75%	7.725%	80.38%	637	61.86%	69.84%	18.56%
650—674	419	$77,848,213.62	12.84%	7.648%	81.52%	661	59.81%	71.19%	23.11%
675—699	214	$44,737,198.42	7.38%	7.418%	79.61%	686	53.12%	66.91%	24.34%
>= 700	215	$43,462,836.31	7.17%	7.142%	77.90%	734	66.51%	63.88%	23.49%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Original Combined LTV (%)*	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien Loans:
Less than 60.01%	260	$46,262,768.77	7.63%	7.39%	49.41%	624	65.38%	58.22%	0.00%
60.01 to 70.00%	309	$67,672,093.81	11.16%	7.56%	66.53%	600	69.58%	71.54%	0.00%
70.01 to 80.00%	1206	$242,551,089.53	39.99%	7.91%	78.41%	620	66.01%	80.36%	0.00%
80.01 to 85.00%
With MI:	93	$21,862,479.52	3.60%	7.06%	84.53%	648	81.22%	63.31%	100.00%
Without MI:	176	$38,270,702.31	6.31%	8.84%	84.70%	585	59.24%	88.38%	0.00%
85.01 to 90.00%
With MI:	261	$58,367,539.81	9.62%	7.35%	89.55%	648	88.29%	62.73%	100.00%
Without MI:	374	$80,575,899.94	13.29%	8.69%	89.74%	603	69.24%	89.83%	0.00%
90.01 to 95.00%
With MI:	20	$4,288,038.79	0.71%	7.34%	94.41%	678	100.00%	41.91%	100.00%
Without MI:	125	$27,515,065.06	4.54%	8.96%	94.74%	610	84.84%	90.60%	0.00%
95.01 to 100.00%
With MI:	0	$-	0.00%	0.00%	0.00%	0	0.00%	0.00%	0.00%
Without MI:	51	$7,732,462.08	1.27%	9.19%	99.77%	636	80.32%	83.24%	0.00%
Subtotal (First Lien):	2875	$595,098,139.62	98.12%	7.97%	79.21%	617	70.41%	77.31%	14.20%

Second Lien Loans:
80.01 to 85.00%	0	$-	0.00%	0.00%	0.00%	0	0.00%	0.00%	0.00%
85.01 to 90.00%	2	$48,154.71	0.01%	11.17%	90.00%	678	0.00%	0.00%	0.00%
90.01 to 95.00%	22	$778,996.78	0.13%	11.14%	94.64%	654	57.65%	0.00%	0.00%
95.01 to 100.00%	266	$10,551,480.75	1.74%	10.83%	99.96%	652	73.90%	0.00%	0.00%
Subtotal (Second Lien):	290	$11,378,632.24	1.88%	10.85%	99.55%	652	72.48%	0.00%	0.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Original Effective Combined LTV (%)**	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien Loans:
Less than 60.01%	634	$130,780,826.89	21.56%	7.31%	74.67%	641	79.39%	60.55%	64.63%
60.01 to 70.00%	309	$67,672,093.81	11.16%	7.56%	66.53%	600	69.58%	71.54%	0.00%
70.01 to 80.00%	1206	$242,551,089.53	39.99%	7.91%	78.41%	620	66.01%	80.36%	0.00%
80.01 to 85.00%	176	$38,270,702.31	6.31%	8.84%	84.70%	585	59.24%	88.38%	0.00%
85.01 to 90.00%	374	$80,575,899.94	13.29%	8.69%	89.74%	603	69.24%	89.83%	0.00%
90.01 to 95.00%	125	$27,515,065.06	4.54%	8.96%	94.74%	610	84.84%	90.60%	0.00%
95.01 to 100.00%	51	$7,732,462.08	1.27%	9.19%	99.77%	636	80.32%	83.24%	0.00%
Subtotal (First Lien):	2875	$595,098,139.62	98.12%	7.97%	79.21%	618	70.41%	77.31%	14.20%

Second Lien Loans:
80.01 to 85.00%	0	$-	0.00%	0.00%	0.00%	0	0.00%	0.00%	0.00%
85.01 to 90.00%	2	$48,154.71	0.01%	11.17%	90.00%	678	0.00%	0.00%	0.00%
90.01 to 95.00%	22	$778,996.78	0.13%	11.14%	94.64%	654	57.65%	0.00%	0.00%
95.01 to 100.00%	266	$10,551,480.75	1.74%	10.83%	99.96%	652	73.90%	0.00%	0.00%
Subtotal (Second Lien):	290	$11,378,632.24	1.88%	10.85%	99.55%	652	72.48%	0.00%	0.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

**Original LTV for all first lien loans and combined original LTV for all second lien loans, in each case adjusted for MI

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
180	24	$3,243,662.87	0.53%	7.369%	69.72%	645	95.93%	0.00%	7.42%
240	14	$2,066,581.44	0.34%	7.224%	56.89%	626	69.84%	0.00%	0.00%
360	2,992	$571,286,706.78	94.20%	8.032%	79.62%	617	70.64%	76.45%	13.71%
480	135	$29,879,820.77	4.93%	7.953%	81.78%	632	64.13%	78.19%	19.96%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
121—180	24	$3,243,662.87	0.53%	7.369%	69.72%	645	95.93%	0.00%	7.42%
181—240	14	$2,066,581.44	0.34%	7.224%	56.89%	626	69.84%	0.00%	0.00%
301—360	2,992	$571,286,706.78	94.20%	8.032%	79.62%	617	70.64%	76.45%	13.71%
>= 361	135	$29,879,820.77	4.93%	7.953%	81.78%	632	64.13%	78.19%	19.96%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
20.01—25.00	129	$20,080,078.90	3.31%	8.180%	78.13%	631	60.91%	72.75%	15.35%
25.01—30.00	218	$35,109,555.62	5.79%	8.028%	75.05%	623	65.84%	76.37%	11.47%
30.01—35.00	312	$53,749,277.06	8.86%	7.899%	77.24%	625	71.86%	68.13%	16.27%
35.01—40.00	472	$86,959,027.43	14.34%	8.074%	79.55%	623	64.63%	77.56%	14.24%
40.01—45.00	662	$123,702,569.47	20.40%	7.949%	79.65%	625	66.23%	75.76%	14.23%
45.01—50.00	844	$163,007,150.04	26.88%	8.045%	81.54%	622	72.28%	74.34%	15.06%
50.01—55.00	491	$115,071,606.90	18.97%	8.052%	79.36%	596	79.24%	80.10%	10.99%
55.01—60.00	37	$8,797,506.44	1.45%	8.086%	82.03%	603	70.15%	85.53%	16.83%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
ARM—2 Yr/6 Mth	689	$121,323,696.19	20.00%	8.761%	79.63%	588	67.92%	100.00%	5.52%
ARM—2 Yr/6 Mth 40 Yr	62	$13,647,566.68	2.25%	8.386%	82.60%	624	49.61%	100.00%	11.21%
ARM—2 Yr/6 Mth IO	41	$10,884,598.06	1.79%	7.170%	79.57%	680	51.24%	100.00%	0.00%
ARM—3 Yr/6 Mth	289	$52,629,365.66	8.68%	8.279%	78.49%	608	67.18%	100.00%	9.84%
ARM—3 Yr/6 Mth 40 Yr	30	$6,880,303.53	1.13%	8.147%	86.15%	634	79.92%	100.00%	29.96%
ARM—3 Yr/6 Mth IO	10	$2,635,944.64	0.43%	7.143%	82.78%	672	87.56%	100.00%	0.00%
ARM—5 Yr/6 Mth	81	$15,274,023.24	2.52%	7.600%	76.61%	628	76.98%	100.00%	12.51%
ARM—5 Yr/6 Mth 40 Yr	15	$2,833,986.71	0.47%	7.557%	76.99%	631	47.13%	100.00%	5.46%
ARM—5 Yr/6 Mth IO	33	$9,789,880.62	1.61%	6.513%	77.07%	689	79.39%	100.00%	29.53%
Balloon—2 Yr/6 Mnth	629	$160,887,105.48	26.53%	7.968%	81.21%	613	63.59%	100.00%	11.75%
Balloon—3 Yr/6 Mnth	162	$39,590,790.49	6.53%	7.799%	81.90%	624	67.08%	100.00%	22.53%
Balloon—30 Year	117	$25,628,973.06	4.23%	7.450%	80.43%	641	85.56%	0.00%	35.66%
Balloon—5 Yr/6 Mnth	92	$23,706,349.91	3.91%	7.264%	78.24%	634	74.95%	100.00%	16.87%
Fixed—15 Year	24	$3,243,662.87	0.53%	7.369%	69.72%	645	95.93%	0.00%	7.42%
Fixed—20 Year	14	$2,066,581.44	0.34%	7.224%	56.89%	626	69.84%	0.00%	0.00%
Fixed—30 Year	849	$108,935,979.43	17.96%	7.889%	77.64%	634	82.45%	0.00%	18.97%
Fixed—40 Year	28	$6,517,963.85	1.07%	7.013%	77.53%	649	85.25%	0.00%	34.04%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Interest Ony	84	$23,310,423.32	3.84%	6.891%	78.88%	683	67.17%	100.00%	12.40%
Not Interest Only	3,081	$583,166,348.54	96.16%	8.067%	79.62%	616	70.58%	74.90%	14.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
N/A	3,081	$583,166,348.54	96.16%	8.067%	79.62%	616	70.58%	74.90%	14.00%
24	41	$10,884,598.06	1.79%	7.170%	79.57%	680	51.24%	100.00%	0.00%
36	10	$2,635,944.64	0.43%	7.143%	82.78%	672	87.56%	100.00%	0.00%
60	33	$9,789,880.62	1.61%	6.513%	77.07%	689	79.39%	100.00%	29.53%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
N/A	720	$115,027,396.92	18.97%	8.687%	80.63%	614	64.29%	78.33%	9.72%
12	184	$42,317,408.80	6.98%	8.167%	79.46%	620	71.72%	92.27%	16.53%
24	1,067	$211,434,626.76	34.86%	8.216%	80.76%	607	68.87%	96.04%	9.86%
36	1,194	$237,697,339.38	39.19%	7.501%	78.07%	630	74.61%	53.80%	19.14%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien	2,875	$595,098,139.62	98.12%	7.968%	79.21%	618	70.41%	77.31%	14.20%
Second Lien	290	$11,378,632.24	1.88%	10.850%	99.55%	652	72.48%	0.00%	0.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Full	2,314	$427,275,209.67	70.45%	7.845%	80.26%	612	100.00%	71.48%	17.22%
Limited	120	$23,164,448.67	3.82%	8.261%	81.48%	617	0.00%	81.63%	4.19%
Stated	731	$156,037,113.52	25.73%	8.471%	77.48%	636	0.00%	87.00%	6.39%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Cash-Out Refi	2,136	$454,606,893.58	74.96%	7.978%	78.27%	613	68.29%	76.09%	14.55%
Purchase	454	$46,943,549.25	7.74%	8.472%	84.97%	635	81.76%	78.77%	7.22%
Rate/Term Refi	575	$104,926,329.03	17.30%	8.009%	82.90%	632	74.77%	73.58%	14.26%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Condominium	217	$38,043,629.78	6.27%	8.008%	81.23%	631	66.95%	77.82%	17.42%
Planned Unit Developement	338	$66,712,742.44	11.00%	8.037%	81.31%	612	77.67%	74.10%	13.57%
Single Family	2,411	$450,376,153.93	74.26%	8.037%	79.66%	616	71.70%	75.64%	14.22%
Townhouse	11	$1,738,898.75	0.29%	8.439%	76.23%	609	50.32%	89.83%	4.65%
Two to Four Family	188	$49,605,346.96	8.18%	7.863%	75.53%	641	52.85%	78.30%	9.47%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Investor	221	$40,046,574.42	6.60%	8.922%	80.40%	658	40.90%	85.74%	5.77%
Owner-Occupied	2,905	$558,276,388.93	92.05%	7.954%	79.50%	615	73.00%	75.05%	14.39%
Second Home	39	$8,153,808.51	1.34%	8.279%	81.70%	629	40.95%	82.63%	23.09%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Adj Rate Mortgage	2,133	$460,083,611.21	75.86%	8.108%	80.21%	613	66.38%	100.00%	11.36%
Fixed Rate Mortgage	1,032	$146,393,160.65	24.14%	7.752%	77.65%	636	83.24%	0.00%	22.04%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
<= 4.999	1,639	$356,349,046.18	77.45%	7.947%	81.14%	624	63.40%	100.00%	14.06%
5.000—5.999	340	$73,072,183.86	15.88%	8.501%	78.50%	583	75.91%	100.00%	2.93%
6.000—6.999	147	$29,385,203.56	6.39%	9.009%	73.20%	554	77.46%	100.00%	0.00%
>= 7.000	7	$1,277,177.61	0.28%	9.587%	78.97%	548	100.00%	100.00%	0.00%
Total	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
5.500—5.999	47	$12,301,461.93	2.67%	5.770%	74.14%	668	92.79%	100.00%	15.22%
6.000—6.499	83	$22,413,899.63	4.87%	6.298%	75.08%	655	85.40%	100.00%	25.71%
6.500—6.999	200	$49,052,192.22	10.66%	6.748%	77.10%	637	79.74%	100.00%	23.51%
7.000—7.499	288	$68,385,203.92	14.86%	7.252%	79.88%	633	70.76%	100.00%	21.10%
7.500—7.999	362	$80,190,238.83	17.43%	7.737%	79.23%	619	69.33%	100.00%	13.03%
8.000—8.499	280	$61,739,853.72	13.42%	8.233%	81.03%	609	62.51%	100.00%	7.80%
8.500—8.999	289	$61,900,077.92	13.45%	8.743%	81.17%	599	61.21%	100.00%	4.80%
9.000—9.499	201	$37,403,552.78	8.13%	9.250%	82.95%	584	53.94%	100.00%	0.36%
9.500—9.999	187	$37,287,595.11	8.10%	9.738%	83.64%	574	54.35%	100.00%	0.77%
10.000—10.499	71	$12,179,972.60	2.65%	10.210%	83.96%	572	59.75%	100.00%	0.00%
10.500—10.999	81	$12,867,500.87	2.80%	10.707%	82.79%	564	48.63%	100.00%	0.00%
11.000—11.499	23	$2,406,822.35	0.52%	11.166%	86.38%	605	25.87%	100.00%	0.00%
11.500—11.999	13	$1,446,169.53	0.31%	11.749%	85.82%	567	39.34%	100.00%	0.00%
12.000—12.499	7	$463,662.55	0.10%	12.199%	82.66%	606	23.59%	100.00%	0.00%
12.500—12.999	1	$45,407.25	0.01%	12.600%	70.00%	510	0.00%	100.00%	0.00%
Total	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
11.500—11.999	47	$12,301,461.93	2.67%	5.770%	74.14%	668	92.79%	100.00%	15.22%
12.000—12.499	83	$22,413,899.63	4.87%	6.298%	75.08%	655	85.40%	100.00%	25.71%
12.500—12.999	200	$49,052,192.22	10.66%	6.748%	77.10%	637	79.74%	100.00%	23.51%
13.000—13.499	288	$68,385,203.92	14.86%	7.252%	79.88%	633	70.76%	100.00%	21.10%
13.500—13.999	362	$80,190,238.83	17.43%	7.737%	79.23%	619	69.33%	100.00%	13.03%
14.000—14.499	280	$61,739,853.72	13.42%	8.233%	81.03%	609	62.51%	100.00%	7.80%
14.500—14.999	289	$61,900,077.92	13.45%	8.743%	81.17%	599	61.21%	100.00%	4.80%
15.000—15.499	201	$37,403,552.78	8.13%	9.250%	82.95%	584	53.94%	100.00%	0.36%
15.500—15.999	187	$37,287,595.11	8.10%	9.738%	83.64%	574	54.35%	100.00%	0.77%
16.000—16.499	71	$12,179,972.60	2.65%	10.210%	83.96%	572	59.75%	100.00%	0.00%
16.500—16.999	81	$12,867,500.87	2.80%	10.707%	82.79%	564	48.63%	100.00%	0.00%
17.000—17.499	23	$2,406,822.35	0.52%	11.166%	86.38%	605	25.87%	100.00%	0.00%
17.500—17.999	13	$1,446,169.53	0.31%	11.749%	85.82%	567	39.34%	100.00%	0.00%
18.000—18.499	7	$463,662.55	0.10%	12.199%	82.66%	606	23.59%	100.00%	0.00%
18.500—18.999	1	$45,407.25	0.01%	12.600%	70.00%	510	0.00%	100.00%	0.00%
Total	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
1.000	41	$10,884,598.06	2.37%	7.170%	79.57%	680	51.24%	100.00%	0.00%
2.000	1,380	$295,858,368.35	64.31%	8.312%	80.63%	603	64.72%	100.00%	9.17%
3.000	712	$153,340,644.80	33.33%	7.779%	79.45%	626	70.66%	100.00%	16.38%
Total	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
1.000	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%
Total	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
6/1/2008	1	$36,909.32	0.01%	10.900%	65.00%	506	0.00%	100.00%	0.00%
7/1/2008	1	$339,392.51	0.07%	9.350%	85.00%	594	0.00%	100.00%	0.00%
8/1/2008	1	$119,419.51	0.03%	10.750%	85.00%	535	100.00%	100.00%	0.00%
10/1/2008	15	$3,084,095.98	0.67%	8.517%	79.29%	614	61.81%	100.00%	0.00%
11/1/2008	12	$2,088,426.05	0.45%	8.717%	81.67%	567	91.58%	100.00%	5.34%
12/1/2008	19	$3,768,697.24	0.82%	8.171%	84.06%	623	74.24%	100.00%	19.19%
1/1/2009	508	$113,794,071.88	24.73%	8.185%	80.83%	609	60.47%	100.00%	7.43%
2/1/2009	769	$164,080,794.56	35.66%	8.262%	80.23%	604	65.94%	100.00%	9.67%
3/1/2009	95	$19,431,159.36	4.22%	8.762%	81.57%	606	68.57%	100.00%	10.22%
9/1/2009	1	$93,298.63	0.02%	7.825%	100.00%	615	100.00%	100.00%	0.00%
10/1/2009	1	$299,376.97	0.07%	8.125%	80.00%	601	100.00%	100.00%	0.00%
11/1/2009	4	$1,380,523.07	0.30%	7.385%	79.35%	621	100.00%	100.00%	50.24%
12/1/2009	4	$930,373.38	0.20%	8.918%	91.84%	665	60.87%	100.00%	42.51%
1/1/2010	187	$39,720,234.75	8.63%	8.046%	81.48%	616	70.95%	100.00%	15.18%
2/1/2010	260	$52,393,579.28	11.39%	8.041%	79.55%	620	65.98%	100.00%	15.63%
3/1/2010	34	$6,919,018.24	1.50%	8.219%	79.81%	612	66.99%	100.00%	12.27%
8/1/2011	1	$254,122.30	0.06%	10.300%	67.11%	519	0.00%	100.00%	0.00%
9/1/2011	2	$463,261.72	0.10%	7.179%	76.40%	678	100.00%	100.00%	0.00%
10/1/2011	2	$475,234.65	0.10%	8.896%	81.56%	637	0.00%	100.00%	0.00%
11/1/2011	3	$337,536.12	0.07%	9.191%	80.66%	617	46.71%	100.00%	0.00%
12/1/2011	3	$605,705.15	0.13%	7.503%	74.28%	614	100.00%	100.00%	0.00%
1/1/2012	84	$18,975,369.58	4.12%	7.216%	78.34%	650	77.30%	100.00%	16.40%
2/1/2012	117	$28,105,467.43	6.11%	7.174%	78.03%	641	74.72%	100.00%	20.25%
3/1/2012	9	$2,387,543.53	0.52%	7.159%	64.71%	619	72.79%	100.00%	6.48%
Total	2,133	$460,083,611.21	100.00%	8.108%	80.21%	613	66.38%	100.00%	11.36%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Alabama	25	$3,363,405.09	0.55%	8.572%	85.05%	587	96.48%	79.19%	15.69%
Alaska	23	$5,288,587.05	0.87%	7.740%	81.90%	622	70.96%	69.32%	16.33%
Arizona	63	$11,865,333.10	1.96%	8.129%	78.94%	619	66.91%	74.92%	7.39%
Arkansas	7	$859,885.53	0.14%	9.477%	82.95%	572	100.00%	71.10%	0.00%
California	572	$154,944,391.90	25.55%	7.653%	76.07%	630	54.31%	83.27%	8.00%
Colorado	56	$10,877,180.51	1.79%	8.419%	84.05%	604	74.81%	67.71%	10.66%
Connecticut	40	$7,835,722.75	1.29%	8.050%	83.06%	617	93.23%	84.28%	7.74%
Delaware	5	$1,166,293.88	0.19%	8.065%	82.96%	586	82.58%	100.00%	0.00%
District of Columbia	30	$6,740,642.80	1.11%	7.458%	73.59%	619	80.09%	53.79%	6.63%
Florida	255	$49,254,197.06	8.12%	8.153%	79.27%	608	65.42%	75.45%	11.28%
Georgia	76	$11,705,700.62	1.93%	8.495%	85.38%	617	77.38%	74.10%	22.79%
Hawaii	14	$4,440,087.78	0.73%	7.194%	74.29%	640	74.66%	44.02%	22.36%
Idaho	27	$4,683,223.45	0.77%	8.493%	81.19%	597	85.57%	74.70%	8.00%
Illinois	149	$26,247,971.19	4.33%	8.372%	82.69%	620	76.16%	80.37%	21.10%
Indiana	27	$2,300,173.49	0.38%	9.453%	85.29%	612	66.44%	85.61%	12.04%
Iowa	20	$2,229,273.25	0.37%	7.878%	83.16%	618	89.58%	73.34%	28.68%
Kansas	7	$511,439.66	0.08%	9.054%	86.14%	612	100.00%	90.17%	0.00%
Kentucky	11	$1,552,310.48	0.26%	7.489%	84.51%	626	77.11%	90.63%	41.66%
Louisiana	16	$2,248,020.22	0.37%	8.636%	76.46%	590	82.81%	46.46%	0.00%
Maine	25	$4,408,288.24	0.73%	7.897%	83.22%	610	74.95%	62.28%	18.92%
Maryland	236	$52,063,191.84	8.58%	7.600%	81.84%	617	80.89%	73.15%	25.00%
Massachusetts	51	$12,803,326.42	2.11%	8.332%	78.27%	612	69.51%	87.50%	3.65%
Michigan	75	$7,813,181.24	1.29%	9.102%	84.11%	597	83.65%	78.92%	11.74%
Minnesota	35	$6,293,113.80	1.04%	8.597%	84.80%	626	78.87%	83.59%	9.87%
Missouri	52	$5,054,532.94	0.83%	8.939%	84.62%	615	88.04%	69.82%	19.37%
Montana	7	$1,117,582.97	0.18%	8.958%	81.87%	583	63.19%	87.69%	0.00%
Nebraska	27	$2,890,760.63	0.48%	8.767%	85.93%	616	70.89%	87.71%	12.17%
Nevada	17	$3,677,984.90	0.61%	7.873%	82.14%	593	81.56%	76.82%	0.00%
New Hampshire	8	$1,671,671.54	0.28%	7.843%	83.41%	641	70.39%	66.85%	0.00%
New Jersey	116	$25,407,055.40	4.19%	8.413%	79.01%	611	66.70%	83.09%	14.58%
New Mexico	15	$1,442,730.15	0.24%	8.762%	86.57%	635	86.13%	71.01%	31.32%
New York	125	$32,026,673.93	5.28%	7.210%	75.28%	628	72.14%	47.72%	25.71%
North Carolina	33	$4,598,079.49	0.76%	8.780%	85.06%	590	86.74%	71.71%	23.65%
Ohio	30	$3,738,256.22	0.62%	8.670%	84.53%	614	97.03%	40.32%	33.11%
Oklahoma	6	$687,788.94	0.11%	9.068%	87.43%	593	100.00%	50.28%	11.37%
Oregon	87	$16,121,084.02	2.66%	7.996%	82.55%	635	81.03%	90.85%	21.01%
Pennsylvania	102	$13,819,684.20	2.28%	8.410%	80.75%	606	74.59%	60.57%	21.41%
Rhode Island	8	$1,860,864.84	0.31%	8.166%	81.91%	594	70.58%	65.43%	29.81%
South Carolina	8	$934,011.54	0.15%	9.240%	82.96%	599	53.89%	55.93%	10.88%
South Dakota	1	$137,439.97	0.02%	10.300%	100.00%	584	100.00%	100.00%	0.00%
Tennessee	39	$4,463,667.66	0.74%	8.564%	85.47%	607	75.86%	64.72%	13.62%
Texas	291	$30,012,145.30	4.95%	8.725%	80.60%	613	72.84%	57.37%	2.81%
Utah	13	$2,391,521.16	0.39%	9.076%	81.44%	587	91.03%	73.62%	0.00%
Vermont	6	$1,072,057.97	0.18%	7.833%	76.20%	634	64.11%	83.78%	0.00%
Virginia	52	$10,751,184.30	1.77%	8.006%	78.86%	610	72.40%	76.58%	16.99%
Washington	206	$41,916,329.21	6.91%	8.126%	80.40%	614	80.77%	87.67%	14.98%
West Virginia	3	$464,519.94	0.08%	7.728%	83.56%	645	76.77%	23.23%	48.74%
Wisconsin	67	$8,474,545.35	1.40%	8.140%	82.45%	609	86.68%	89.16%	25.68%
Wyoming	1	$249,657.94	0.04%	7.950%	89.29%	598	100.00%	100.00%	0.00%
Total	3,165	$606,476,771.86	100.00%	8.022%	79.59%	618	70.45%	75.86%	13.94%

                                        Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$987,188,515	$13,932	$1,198,268
Average Scheduled Principle Balance	$277,456
Number of Mortgage Loans	3,558

Weighted Average Gross Coupon	8.215%	5.400%	13.350%
Weighted Average FICO Score	646	501	806
Weighted Average Original LTV*	82.34%	12.99%	100.00%
Weighted Average Original LTV with MI**	80.00%	12.99%	100.00%
Weighted Average Combined Original LTV***	88.74%	12.99%	100.00%
Weighted Average DTI	40.84%	0.72%	83.41%

Weighted Average Original Term	364 months	120 months	480 months
Weighted Average Stated Remaining Term	361 months	118 months	479 months
Weighted Average Seasoning	2 months	1 month	8 months

Weighted Average Gross Margin	5.097%	4.990%	7.250%
Weighted Average Minimum Interest Rate	8.121%	5.400%	13.350%
Weighted Average Maximum Interest Rate	14.121%	11.400%	19.350%
Weighted Average Initial Rate Cap	2.129%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	27 months	17 months	59 months

Maturity Date		February 1,2017	March 1,2047

Adj Rate Mortgage	74.63%	Full	57.61%
Fixed Rate Mortgage	25.37%	Limited	5.74%
		Stated	36.65%
ARM—2 Yr/6 Mth	12.66%
ARM—2 Yr/6 Mth 40 Yr	2.23%	Cash-Out Refi	43.95%
ARM—2 Yr/6 Mth IO	10.22%	Purchase	44.03%
ARM—3 Yr/6 Mth	4.29%	Rate/Term Refi	12.01%
ARM—3 Yr/6 Mth 40 Yr	0.53%
ARM—3 Yr/6 Mth IO	2.03%	Condominium	7.23%
ARM—5 Yr/6 Mth	1.16%	Planned Unit Developement	14.11%
ARM—5 Yr/6 Mth 40 Yr	0.32%	Single Family	71.39%
ARM—5 Yr/6 Mth IO	3.32%	Townhouse	0.09%
Balloon—2 Yr/6 Mnth	29.65%	Two to Four Family	7.19%
Balloon—3 Yr/6 Mnth	5.64%
Balloon—30 Year	3.49%	Investor	8.62%
Balloon—5 Yr/6 Mnth	2.59%	Owner-Occupied	89.78%
Fixed—10 Year	0.05%	Second Home	1.61%
Fixed—15 Year	0.24%
Fixed—20 Year	0.15%	First Lien	91.93%
Fixed—30 Year	20.73%	Second Lien	8.07%
Fixed—40 Year	0.71%
		Top 5 Locations:
Not Interest Only	84.43%	California	48.73%
Interest Only	15.57%	Florida	7.11%
		New York	5.40%
Prepay Penalty: N/A	19.24%	Texas	5.16%
Prepay Penalty: 12 months	10.53%	Maryland	3.73%
Prepay Penalty: 24 months	36.81%
Prepay Penalty: 36 months	33.41%

*Original LTV for all first lien loans and combined original LTV for all second lien loans
**Original LTV for all first lien loans and combined original LTV for all second lien loans, in each case adjusted for MI
***Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
0.00—50000.00	233	$8,815,882.71	0.89%	10.759%	95.09%	650	55.21%	13.47%	3.20%
50000.00—100000.00	764	$56,667,402.50	5.74%	10.328%	92.18%	656	51.83%	29.37%	9.06%
100000.00—150000.00	506	$61,961,464.47	6.28%	9.939%	90.50%	655	52.38%	31.11%	7.15%
150000.00—200000.00	288	$50,212,381.47	5.09%	8.835%	84.18%	645	60.31%	49.87%	6.27%
200000.00—250000.00	198	$44,706,735.27	4.53%	8.078%	80.63%	649	61.13%	77.19%	6.66%
250000.00—300000.00	214	$58,610,164.28	5.94%	7.797%	81.71%	651	58.07%	80.40%	15.38%
300000.00—350000.00	158	$51,181,927.09	5.18%	7.956%	81.28%	649	59.52%	84.83%	4.36%
350000.00—400000.00	123	$46,243,851.45	4.68%	7.836%	80.71%	659	52.08%	81.20%	9.70%
400000.00—450000.00	208	$89,234,650.70	9.04%	7.785%	80.74%	639	57.23%	87.06%	13.92%
450000.00—500000.00	204	$97,183,392.68	9.84%	7.846%	81.55%	645	54.03%	83.84%	11.31%
500000.00—550000.00	184	$96,618,870.60	9.79%	7.694%	81.49%	652	56.53%	79.87%	14.20%
550000.00—600000.00	149	$85,702,050.40	8.68%	7.986%	81.82%	638	50.56%	85.19%	13.46%
600000.00—650000.00	109	$68,432,113.83	6.93%	7.848%	80.47%	636	64.10%	88.89%	0.00%
650000.00—700000.00	74	$50,353,054.80	5.10%	7.813%	80.40%	645	58.05%	81.06%	0.00%
700000.00—750000.00	42	$30,568,645.76	3.10%	7.532%	80.90%	653	64.35%	80.82%	0.00%
750000.00—800000.00	35	$27,297,978.75	2.77%	8.444%	79.65%	642	48.64%	94.35%	0.00%
800000.00—850000.00	17	$14,021,390.46	1.42%	8.205%	74.09%	626	52.92%	76.62%	0.00%
850000.00—900000.00	16	$14,001,861.60	1.42%	8.064%	77.77%	607	87.50%	87.41%	0.00%
900000.00—950000.00	9	$8,400,955.38	0.85%	8.242%	80.42%	646	78.11%	77.44%	0.00%
950000.00—1000000.00	23	$22,629,002.68	2.29%	7.790%	77.01%	624	78.18%	78.58%	0.00%
>= 1000000.00	4	$4,344,738.31	0.44%	7.605%	77.09%	661	100.00%	75.41%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
5.000—5.499	2	$855,200.00	0.09%	5.400%	80.00%	746	100.00%	100.00%	0.00%
5.500—5.999	39	$17,681,454.76	1.79%	5.799%	76.30%	695	95.98%	96.14%	17.77%
6.000—6.499	188	$84,213,512.32	8.53%	6.261%	76.05%	677	90.07%	39.69%	10.46%
6.500—6.999	263	$108,976,601.83	11.04%	6.773%	79.69%	661	79.73%	67.25%	16.30%
7.000—7.499	338	$129,605,462.34	13.13%	7.259%	78.88%	646	66.10%	84.02%	10.11%
7.500—7.999	455	$163,274,663.86	16.54%	7.749%	80.07%	644	56.62%	82.48%	8.73%
8.000—8.499	323	$120,191,791.29	12.18%	8.244%	81.51%	640	46.47%	90.70%	7.54%
8.500—8.999	330	$120,728,200.43	12.23%	8.736%	82.04%	636	41.40%	92.14%	5.73%
9.000—9.499	174	$51,111,532.23	5.18%	9.250%	83.13%	626	37.59%	90.06%	7.66%
9.500—9.999	347	$61,892,728.94	6.27%	9.746%	87.92%	631	48.12%	77.16%	3.60%
10.000—10.499	221	$37,822,767.19	3.83%	10.221%	90.72%	621	60.88%	72.55%	2.40%
10.500—10.999	196	$25,941,338.97	2.63%	10.726%	89.97%	630	37.58%	65.31%	0.83%
11.000—11.499	403	$38,685,101.94	3.92%	11.220%	96.65%	640	39.07%	20.49%	0.17%
11.500—11.999	201	$18,627,662.95	1.89%	11.692%	98.46%	645	29.94%	10.06%	0.00%
12.000—12.499	63	$6,276,619.25	0.64%	12.199%	98.62%	672	25.70%	3.51%	0.00%
12.500—12.999	14	$1,230,092.48	0.12%	12.668%	99.16%	646	12.29%	8.41%	0.00%
13.000—13.499	1	$73,784.41	0.01%	13.350%	90.00%	632	0.00%	100.00%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Original Combined LTV (%)*	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien Loans:
Less than 60.01%	108	$31,454,135.89	3.19%	7.35%	50.35%	632	72.48%	49.22%	0.00%
60.01 to 70.00%	142	$53,816,234.86	5.45%	7.47%	66.91%	621	55.73%	65.15%	0.00%
70.01 to 80.00%	1386	$525,651,096.94	53.25%	7.74%	79.19%	652	54.88%	83.73%	0.00%
80.01 to 85.00%
With MI:	61	$19,173,418.37	1.94%	7.33%	84.13%	658	60.90%	52.60%	100.00%
Without MI:	112	$44,628,616.54	4.52%	8.69%	84.69%	610	56.57%	83.56%	0.00%
85.01 to 90.00%
With MI:	215	$55,443,652.58	5.62%	7.61%	89.65%	654	79.29%	60.06%	100.00%
Without MI:	503	$133,685,560.91	13.54%	8.86%	89.68%	635	53.73%	94.30%	0.00%
90.01 to 95.00%
With MI:	19	$5,768,331.36	0.58%	7.45%	94.35%	710	80.02%	70.20%	100.00%
Without MI:	73	$28,122,005.92	2.85%	8.93%	94.54%	622	77.29%	91.67%	0.00%
95.01 to 100.00%
With MI:	0	$-	0.00%	0.00%	0.00%	0	0.00%	0.00%	0.00%
Without MI:	27	$9,753,745.34	0.99%	9.79%	99.94%	613	100.00%	97.34%	0.00%
Subtotal (First Lien):	2646	$907,496,798.71	91.93%	7.96%	80.82%	644	58.41%	81.18%	8.86%

Second Lien Loans:
80.01 to 85.00%	1	$45,332.57	0.00%	11.15%	40.00%	601	0.00%	0.00%	0.00%
85.01 to 90.00%	9	$940,066.23	0.10%	10.73%	89.56%	670	66.74%	0.00%	0.00%
90.01 to 95.00%	29	$2,762,602.69	0.28%	11.18%	94.63%	642	81.84%	0.00%	0.00%
95.01 to 100.00%	873	$75,943,714.99	7.69%	11.08%	99.96%	664	47.06%	0.00%	0.00%
Subtotal (Second Lien):	912	$79,691,716.48	8.07%	11.08%	99.62%	663	48.47%	0.00%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Original Effective Combined LTV (%)**	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien Loans:
Less than 60.01%	403	$111,839,538.20	11.33%	7.48%	77.89%	651	74.26%	56.26%	71.88%
60.01 to 70.00%	142	$53,816,234.86	5.45%	7.47%	66.91%	621	55.73%	65.15%	0.00%
70.01 to 80.00%	1386	$525,651,096.94	53.25%	7.74%	79.19%	652	54.88%	83.73%	0.00%
80.01 to 85.00%	112	$44,628,616.54	4.52%	8.69%	84.69%	610	56.57%	83.56%	0.00%
85.01 to 90.00%	503	$133,685,560.91	13.54%	8.86%	89.68%	635	53.73%	94.30%	0.00%
90.01 to 95.00%	73	$28,122,005.92	2.85%	8.93%	94.54%	622	77.29%	91.67%	0.00%
95.01 to 100.00%	27	$9,753,745.34	0.99%	9.79%	99.94%	613	100.00%	97.34%	0.00%
Subtotal (First Lien):	2646	$907,496,798.71	91.93%	7.96%	80.82%	644	58.41%	81.18%	10.97%

Second Lien Loans:
80.01 to 85.00%	1	$45,332.57	0.00%	11.15%	40.00%	601	0.00%	0.00%	0.00%
85.01 to 90.00%	9	$940,066.23	0.10%	10.73%	89.56%	670	66.74%	0.00%	0.00%
90.01 to 95.00%	29	$2,762,602.69	0.28%	11.18%	94.63%	642	81.84%	0.00%	0.00%
95.01 to 100.00%	873	$75,943,714.99	7.69%	11.08%	99.96%	664	47.06%	0.00%	0.00%
Subtotal (Second Lien):	912	$79,691,716.48	8.07%	11.08%	99.62%	663	48.47%	0.00%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

 **Original LTV for all first lien loans and combined original LTV for all second lien loans, in each case adjusted for MI

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
500—524	38	$16,670,372.13	1.69%	9.925%	74.74%	515	65.00%	96.01%	0.00%
525—549	68	$28,210,745.68	2.86%	9.304%	77.10%	540	79.31%	90.89%	0.00%
550—574	133	$48,310,211.83	4.89%	8.772%	81.17%	565	75.59%	80.39%	0.00%
575—599	170	$65,793,801.68	6.66%	8.525%	83.75%	588	77.58%	88.20%	12.27%
600—624	672	$171,071,942.30	17.33%	8.230%	82.53%	613	69.81%	77.09%	8.98%
625—649	767	$202,108,565.21	20.47%	8.065%	82.43%	638	60.61%	71.70%	8.38%
650—674	736	$192,540,762.77	19.50%	8.163%	82.71%	661	47.94%	70.79%	6.62%
675—699	446	$120,252,313.44	12.18%	8.135%	83.28%	687	37.04%	76.64%	7.97%
>= 700	528	$142,229,800.15	14.41%	7.799%	82.33%	731	48.66%	65.38%	12.44%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
120	1	$460,387.21	0.05%	6.950%	85.00%	752	0.00%	0.00%	100.00%
180	19	$2,385,026.98	0.24%	8.251%	77.63%	638	89.69%	0.00%	0.00%
240	10	$1,520,513.60	0.15%	8.147%	77.16%	661	48.41%	0.00%	25.31%
360	3,426	$945,361,641.17	95.76%	8.221%	82.41%	646	57.72%	74.71%	8.20%
480	102	$37,460,946.23	3.79%	8.072%	80.97%	648	53.79%	81.22%	5.29%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
61—120	1	$460,387.21	0.05%	6.950%	85.00%	752	0.00%	0.00%	100.00%
121—180	19	$2,385,026.98	0.24%	8.251%	77.63%	638	89.69%	0.00%	0.00%
181—240	10	$1,520,513.60	0.15%	8.147%	77.16%	661	48.41%	0.00%	25.31%
301—360	3,426	$945,361,641.17	95.76%	8.221%	82.41%	646	57.72%	74.71%	8.20%
>= 361	102	$37,460,946.23	3.79%	8.072%	80.97%	648	53.79%	81.22%	5.29%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
0.01—20.00	339	$73,159,331.42	7.41%	8.329%	81.58%	647	75.65%	71.81%	11.07%
20.01—25.00	144	$36,101,471.34	3.66%	8.468%	81.93%	651	62.96%	75.18%	3.28%
25.01—30.00	188	$44,688,250.22	4.53%	8.490%	82.34%	633	56.83%	74.59%	12.10%
30.01—35.00	303	$73,065,319.40	7.40%	8.390%	82.10%	648	57.17%	72.57%	9.05%
35.01—40.00	416	$114,587,838.45	11.61%	8.117%	80.81%	650	53.26%	76.14%	9.13%
40.01—45.00	751	$203,447,848.81	20.61%	8.313%	83.06%	651	48.30%	76.88%	6.77%
45.01—50.00	1,049	$292,968,051.13	29.68%	8.269%	83.54%	651	54.73%	73.01%	6.31%
50.01—55.00	337	$134,732,426.24	13.65%	7.755%	80.86%	628	68.97%	74.10%	11.43%
55.01—60.00	29	$12,890,767.79	1.31%	7.947%	79.66%	605	72.88%	95.55%	7.50%
>= 60.01	2	$1,547,210.39	0.16%	7.405%	78.89%	585	100.00%	64.50%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
ARM—2 Yr/6 Mth	515	$124,971,834.57	12.66%	8.906%	81.49%	624	46.07%	100.00%	7.05%
ARM—2 Yr/6 Mth 40 Yr	61	$22,032,876.85	2.23%	8.414%	81.81%	644	44.44%	100.00%	4.84%
ARM—2 Yr/6 Mth IO	252	$100,896,318.48	10.22%	7.581%	80.95%	660	63.20%	100.00%	0.00%
ARM—3 Yr/6 Mth	155	$42,381,771.99	4.29%	8.681%	79.57%	623	52.35%	100.00%	8.59%
ARM—3 Yr/6 Mth 40 Yr	14	$5,223,316.93	0.53%	8.562%	83.16%	624	36.26%	100.00%	0.00%
ARM—3 Yr/6 Mth IO	52	$20,020,658.90	2.03%	7.087%	78.69%	654	78.84%	100.00%	0.00%
ARM—5 Yr/6 Mth	35	$11,411,930.68	1.16%	7.738%	79.37%	653	72.49%	100.00%	9.29%
ARM—5 Yr/6 Mth 40 Yr	7	$3,170,573.70	0.32%	7.215%	80.38%	666	92.43%	100.00%	15.60%
ARM—5 Yr/6 Mth IO	73	$32,766,455.94	3.32%	7.120%	79.15%	677	77.64%	100.00%	14.58%
Balloon—2 Yr/6 Mnth	673	$292,711,881.94	29.65%	8.181%	82.46%	636	47.86%	100.00%	4.53%
Balloon—3 Yr/6 Mnth	129	$55,636,363.24	5.64%	7.960%	83.03%	655	54.48%	100.00%	15.73%
Balloon—30 Year	98	$34,438,312.02	3.49%	7.250%	80.02%	651	84.55%	0.00%	26.07%
Balloon—5 Yr/6 Mnth	53	$25,521,240.92	2.59%	7.167%	81.35%	659	70.32%	100.00%	21.80%
Fixed—10 Year	1	$460,387.21	0.05%	6.950%	85.00%	752	0.00%	0.00%	100.00%
Fixed—15 Year	19	$2,385,026.98	0.24%	8.251%	77.63%	638	89.69%	0.00%	0.00%
Fixed—20 Year	10	$1,520,513.60	0.15%	8.147%	77.16%	661	48.41%	0.00%	25.31%
Fixed—30 Year	1,391	$204,604,872.49	20.73%	8.762%	85.63%	658	66.09%	0.00%	11.10%
Fixed—40 Year	20	$7,034,178.75	0.71%	7.021%	76.99%	672	78.67%	0.00%	5.97%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Interest Ony	377	$153,683,433.32	15.57%	7.418%	80.27%	663	68.32%	100.00%	3.11%
Not Interest Only	3,181	$833,505,081.87	84.43%	8.362%	82.72%	642	55.64%	69.95%	9.07%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
N/A	3,181	$833,505,081.87	84.43%	8.362%	82.72%	642	55.64%	69.95%	9.07%
24	252	$100,896,318.48	10.22%	7.581%	80.95%	660	63.20%	100.00%	0.00%
36	52	$20,020,658.90	2.03%	7.087%	78.69%	654	78.84%	100.00%	0.00%
60	73	$32,766,455.94	3.32%	7.120%	79.15%	677	77.64%	100.00%	14.58%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
N/A	779	$189,980,860.04	19.24%	9.029%	83.22%	641	47.58%	76.11%	4.88%
12	295	$104,000,221.81	10.53%	8.394%	81.75%	648	58.17%	87.00%	6.62%
24	1,333	$363,344,330.86	36.81%	8.373%	83.32%	641	52.98%	88.57%	4.53%
36	1,151	$329,863,102.48	33.41%	7.516%	80.92%	653	68.32%	54.52%	14.48%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
First Lien	2,646	$907,496,798.71	91.93%	7.964%	80.82%	644	58.41%	81.18%	8.86%
Second Lien	912	$79,691,716.48	8.07%	11.079%	99.62%	663	48.47%	0.00%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Full	1,989	$568,735,674.26	57.61%	7.846%	82.19%	636	100.00%	69.63%	10.59%
Limited	233	$56,681,738.35	5.74%	8.214%	83.77%	637	0.00%	80.80%	6.19%
Stated	1,336	$361,771,102.58	36.65%	8.797%	82.34%	662	0.00%	81.53%	4.59%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Cash-Out Refi	1,092	$433,904,475.45	43.95%	7.848%	79.76%	630	64.64%	71.71%	11.99%
Purchase	2,089	$434,685,439.67	44.03%	8.635%	84.84%	661	45.49%	80.75%	3.81%
Rate/Term Refi	377	$118,598,600.07	12.01%	8.020%	82.58%	648	76.33%	62.91%	9.95%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Condominium	291	$71,348,147.43	7.23%	8.317%	83.10%	659	46.77%	79.95%	5.95%
Planned Unit Developement	468	$139,266,559.12	14.11%	8.195%	82.65%	644	62.73%	78.35%	10.01%
Single Family	2,540	$704,758,208.67	71.39%	8.190%	82.32%	644	58.43%	73.18%	7.94%
Townhouse	10	$877,288.46	0.09%	9.118%	89.28%	671	61.17%	51.83%	36.48%
Two to Four Family	249	$70,938,311.51	7.19%	8.391%	81.02%	656	50.29%	76.69%	8.32%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Investor	529	$85,092,599.74	8.62%	9.420%	85.42%	671	38.70%	90.22%	10.65%
Owner-Occupied	2,984	$886,251,532.67	89.78%	8.098%	82.04%	643	59.59%	72.79%	7.74%
Second Home	45	$15,844,382.78	1.61%	8.322%	82.32%	643	48.38%	93.74%	17.13%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Adj Rate Mortgage	2,019	$736,745,224.14	74.63%	8.121%	81.60%	642	53.75%	100.00%	6.44%
Fixed Rate Mortgage	1,539	$250,443,291.05	25.37%	8.494%	84.49%	657	68.97%	0.00%	13.16%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
<= 4.999	1,814	$650,252,833.60	88.26%	8.040%	81.83%	648	52.67%	100.00%	7.06%
5.000—5.999	176	$72,925,340.16	9.90%	8.653%	81.22%	604	60.24%	100.00%	2.10%
6.000—6.999	25	$11,798,380.63	1.60%	8.996%	72.90%	564	71.01%	100.00%	0.00%
>= 7.000	4	$1,768,669.75	0.24%	9.953%	72.67%	557	66.09%	100.00%	0.00%
Total	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
5.000—5.499	2	$855,200.00	0.12%	5.400%	80.00%	746	100.00%	100.00%	0.00%
5.500—5.999	38	$16,998,662.01	2.31%	5.806%	77.33%	693	95.82%	100.00%	18.49%
6.000—6.499	72	$33,427,397.90	4.54%	6.303%	77.93%	660	85.99%	100.00%	11.54%
6.500—6.999	162	$73,281,943.83	9.95%	6.768%	80.94%	659	80.82%	100.00%	10.24%
7.000—7.499	264	$108,894,515.46	14.78%	7.267%	79.57%	649	65.64%	100.00%	7.39%
7.500—7.999	342	$134,667,226.80	18.28%	7.747%	80.28%	647	50.69%	100.00%	5.31%
8.000—8.499	270	$109,014,387.33	14.80%	8.249%	81.66%	641	44.83%	100.00%	6.16%
8.500—8.999	279	$111,239,773.42	15.10%	8.736%	82.05%	637	39.28%	100.00%	5.36%
9.000—9.499	141	$46,029,962.84	6.25%	9.249%	82.99%	625	35.41%	100.00%	6.02%
9.500—9.999	174	$47,754,448.08	6.48%	9.723%	85.91%	621	41.56%	100.00%	3.76%
10.000—10.499	109	$27,441,365.61	3.72%	10.215%	88.28%	605	54.22%	100.00%	1.34%
10.500—10.999	98	$16,941,075.11	2.30%	10.702%	86.18%	612	27.79%	100.00%	0.72%
11.000—11.499	44	$7,928,100.62	1.08%	11.174%	87.02%	582	22.93%	100.00%	0.00%
11.500—11.999	17	$1,873,572.78	0.25%	11.699%	89.16%	595	52.49%	100.00%	0.00%
12.000—12.499	4	$220,394.73	0.03%	12.148%	90.00%	661	23.67%	100.00%	0.00%
12.500—12.999	2	$103,413.21	0.01%	12.604%	90.00%	637	0.00%	100.00%	0.00%
13.000—13.499	1	$73,784.41	0.01%	13.350%	90.00%	632	0.00%	100.00%	0.00%
Total	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
11.000—11.499	2	$855,200.00	0.12%	5.400%	80.00%	746	100.00%	100.00%	0.00%
11.500—11.999	38	$16,998,662.01	2.31%	5.806%	77.33%	693	95.82%	100.00%	18.49%
12.000—12.499	72	$33,427,397.90	4.54%	6.303%	77.93%	660	85.99%	100.00%	11.54%
12.500—12.999	162	$73,281,943.83	9.95%	6.768%	80.94%	659	80.82%	100.00%	10.24%
13.000—13.499	264	$108,894,515.46	14.78%	7.267%	79.57%	649	65.64%	100.00%	7.39%
13.500—13.999	342	$134,667,226.80	18.28%	7.747%	80.28%	647	50.69%	100.00%	5.31%
14.000—14.499	270	$109,014,387.33	14.80%	8.249%	81.66%	641	44.83%	100.00%	6.16%
14.500—14.999	279	$111,239,773.42	15.10%	8.736%	82.05%	637	39.28%	100.00%	5.36%
15.000—15.499	141	$46,029,962.84	6.25%	9.249%	82.99%	625	35.41%	100.00%	6.02%
15.500—15.999	174	$47,754,448.08	6.48%	9.723%	85.91%	621	41.56%	100.00%	3.76%
16.000—16.499	109	$27,441,365.61	3.72%	10.215%	88.28%	605	54.22%	100.00%	1.34%
16.500—16.999	98	$16,941,075.11	2.30%	10.702%	86.18%	612	27.79%	100.00%	0.72%
17.000—17.499	44	$7,928,100.62	1.08%	11.174%	87.02%	582	22.93%	100.00%	0.00%
17.500—17.999	17	$1,873,572.78	0.25%	11.699%	89.16%	595	52.49%	100.00%	0.00%
18.000—18.499	4	$220,394.73	0.03%	12.148%	90.00%	661	23.67%	100.00%	0.00%
18.500—18.999	2	$103,413.21	0.01%	12.604%	90.00%	637	0.00%	100.00%	0.00%
19.000—19.499	1	$73,784.41	0.01%	13.350%	90.00%	632	0.00%	100.00%	0.00%
Total	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
1.000	252	$100,896,318.48	13.69%	7.581%	80.95%	660	63.20%	100.00%	0.00%
2.000	1,249	$439,716,593.36	59.68%	8.399%	82.15%	633	47.18%	100.00%	5.26%
3.000	518	$196,132,312.30	26.62%	7.774%	80.72%	651	63.61%	100.00%	12.38%
Total	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
1.000	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%
Total	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
9/1/2008	3	$1,447,629.24	0.20%	8.774%	80.00%	630	45.79%	100.00%	0.00%
10/1/2008	5	$1,886,216.34	0.26%	8.287%	85.88%	633	100.00%	100.00%	0.00%
11/1/2008	21	$8,347,584.13	1.13%	8.048%	80.37%	663	62.40%	100.00%	0.00%
12/1/2008	48	$11,488,664.62	1.56%	8.429%	83.37%	645	39.10%	100.00%	7.58%
1/1/2009	615	$241,508,153.74	32.78%	8.169%	82.30%	640	48.37%	100.00%	4.33%
2/1/2009	728	$247,481,541.78	33.59%	8.299%	81.57%	636	50.75%	100.00%	4.37%
3/1/2009	81	$28,453,121.99	3.86%	8.398%	81.58%	634	58.24%	100.00%	3.60%
10/1/2009	3	$735,500.66	0.10%	7.942%	81.14%	636	40.28%	100.00%	0.00%
11/1/2009	8	$1,753,647.13	0.24%	9.091%	82.24%	613	57.85%	100.00%	4.97%
12/1/2009	8	$2,183,965.52	0.30%	8.286%	86.50%	649	64.58%	100.00%	43.63%
1/1/2010	145	$55,554,068.40	7.54%	7.935%	81.67%	644	62.54%	100.00%	7.60%
2/1/2010	171	$57,695,807.77	7.83%	8.194%	80.60%	642	51.44%	100.00%	11.76%
3/1/2010	15	$5,339,121.58	0.72%	8.226%	78.88%	638	56.74%	100.00%	6.40%
8/1/2011	2	$1,165,000.00	0.16%	9.062%	83.27%	686	29.18%	100.00%	0.00%
11/1/2011	5	$1,824,923.87	0.25%	7.493%	74.69%	683	52.29%	100.00%	0.00%
12/1/2011	6	$3,215,925.54	0.44%	7.234%	82.22%	659	82.27%	100.00%	0.00%
1/1/2012	65	$29,367,849.08	3.99%	7.188%	79.33%	663	80.97%	100.00%	16.11%
2/1/2012	85	$35,341,822.32	4.80%	7.244%	80.33%	667	70.50%	100.00%	18.83%
3/1/2012	5	$1,954,680.43	0.27%	6.540%	83.71%	684	100.00%	100.00%	26.24%
Total	2,019	$736,745,224.14	100.00%	8.121%	81.60%	642	53.75%	100.00%	6.44%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)	MI (%)
Alabama	26	$5,329,296.40	0.54%	8.488%	83.72%	645	82.33%	62.07%	8.25%
Alaska	8	$2,074,311.79	0.21%	7.069%	74.96%	654	96.79%	29.24%	19.81%
Arizona	50	$13,366,604.74	1.35%	8.466%	79.58%	623	71.66%	76.57%	9.86%
Arkansas	3	$771,927.85	0.08%	7.296%	77.43%	652	100.00%	12.29%	0.00%
California	1,454	$481,019,118.19	48.73%	8.131%	82.61%	650	53.21%	80.39%	3.55%
Colorado	41	$12,267,813.58	1.24%	8.059%	81.44%	647	61.66%	82.99%	14.23%
Connecticut	26	$8,157,667.08	0.83%	8.334%	80.98%	636	58.96%	60.85%	8.49%
Delaware	4	$985,153.97	0.10%	8.677%	86.54%	584	100.00%	44.13%	26.02%
District of Columbia	22	$9,428,241.17	0.96%	8.126%	85.51%	652	52.39%	68.08%	21.16%
Florida	317	$70,157,710.71	7.11%	8.522%	82.25%	643	48.18%	72.87%	5.01%
Georgia	44	$13,479,679.91	1.37%	8.497%	85.76%	624	63.29%	76.23%	14.25%
Hawaii	18	$7,454,564.01	0.76%	7.574%	77.15%	658	85.13%	60.59%	10.89%
Idaho	11	$2,438,460.81	0.25%	8.043%	88.08%	629	86.75%	84.67%	50.73%
Illinois	91	$22,027,741.52	2.23%	8.685%	82.36%	659	51.87%	75.18%	10.92%
Indiana	59	$5,265,128.92	0.53%	9.991%	89.37%	659	45.28%	64.32%	30.59%
Iowa	2	$68,130.70	0.01%	9.550%	88.27%	614	100.00%	58.64%	0.00%
Kansas	3	$239,616.07	0.02%	9.659%	90.00%	611	100.00%	100.00%	28.71%
Kentucky	11	$2,890,781.83	0.29%	8.120%	82.58%	634	95.62%	89.42%	19.75%
Louisiana	7	$1,407,037.90	0.14%	8.793%	90.80%	634	91.57%	48.77%	51.23%
Maine	11	$2,259,157.07	0.23%	7.581%	81.43%	592	84.87%	41.30%	47.09%
Maryland	120	$36,846,091.34	3.73%	7.568%	81.81%	658	58.89%	71.30%	21.88%
Massachusetts	44	$14,608,261.12	1.48%	8.885%	76.73%	612	56.88%	76.63%	2.66%
Michigan	96	$13,228,890.61	1.34%	9.297%	84.79%	649	50.56%	77.93%	13.73%
Minnesota	19	$3,551,409.64	0.36%	8.678%	84.37%	654	32.49%	69.93%	12.41%
Missouri	48	$4,709,094.95	0.48%	9.136%	86.75%	630	59.35%	70.55%	22.86%
Montana	4	$560,119.53	0.06%	7.987%	78.10%	664	21.39%	70.83%	0.00%
Nebraska	8	$1,365,139.20	0.14%	8.820%	90.33%	604	98.10%	34.81%	45.59%
Nevada	13	$5,580,218.75	0.57%	7.721%	79.70%	654	84.38%	72.91%	9.12%
New Hampshire	2	$579,839.60	0.06%	6.880%	84.43%	602	100.00%	0.00%	81.42%
New Jersey	113	$36,656,923.32	3.71%	8.697%	82.68%	636	52.67%	81.74%	5.63%
New Mexico	11	$1,877,055.77	0.19%	8.513%	79.90%	647	44.82%	67.39%	0.00%
New York	132	$53,279,505.32	5.40%	7.477%	80.36%	647	74.21%	52.01%	22.43%
North Carolina	28	$6,474,580.85	0.66%	8.490%	85.62%	633	79.52%	83.40%	28.80%
Ohio	25	$3,833,927.58	0.39%	8.058%	85.35%	636	83.96%	72.31%	9.34%
Oklahoma	11	$822,290.56	0.08%	9.479%	87.53%	654	38.95%	44.32%	25.16%
Oregon	64	$16,985,219.39	1.72%	8.010%	83.05%	639	68.16%	68.10%	14.10%
Pennsylvania	58	$9,275,390.58	0.94%	8.683%	82.03%	634	60.60%	71.06%	20.42%
Rhode Island	5	$2,470,311.32	0.25%	7.895%	81.07%	635	70.07%	51.17%	0.00%
South Carolina	2	$467,331.95	0.05%	8.648%	90.51%	620	100.00%	80.57%	80.57%
Tennessee	30	$3,637,562.59	0.37%	9.443%	88.11%	646	40.42%	64.13%	7.38%
Texas	309	$50,959,885.14	5.16%	8.574%	81.10%	644	58.75%	54.09%	4.06%
Utah	8	$1,843,272.32	0.19%	8.143%	83.12%	622	25.09%	76.92%	26.25%
Vermont	4	$2,192,772.74	0.22%	7.333%	80.49%	669	68.11%	74.60%	0.00%
Virginia	52	$16,824,996.58	1.70%	8.374%	82.49%	634	56.64%	85.67%	1.63%
Washington	125	$35,094,299.65	3.55%	7.984%	81.93%	632	76.72%	76.21%	13.03%
West Virginia	4	$321,737.20	0.03%	7.752%	68.56%	624	66.47%	33.53%	0.00%
Wisconsin	14	$1,962,372.84	0.20%	8.577%	81.26%	612	79.26%	69.78%	18.39%
Wyoming	1	$91,870.53	0.01%	7.850%	52.87%	596	100.00%	0.00%	0.00%
Total	3,558	$987,188,515.19	100.00%	8.215%	82.34%	646	57.61%	74.63%	8.14%